                                                                    EXHIBIT 10.2


                            STOCK PURCHASE AGREEMENT

                                      among

                         SENIOR HOUSING PROPERTIES TRUST

                            SNH/CSL PROPERTIES TRUST

                          CRESTLINE CAPITAL CORPORATION

                                       and

                                 CSL GROUP, INC.

                           Dated as of August 9, 2001

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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS AND INTERPRETATIONS........................................................................1
                  1.1.     Certain Definitions....................................................................1
                  1.2.     Interpretation.........................................................................9

SECTION 2. SALE AND PURCHASE OF STOCK............................................................................10
                  2.1.     Sale and Purchase of Stock, Etc.......................................................10
                  2.2.     Deposit...............................................................................10
                  2.3.     Purchase Price Adjustments and Payment................................................10
                  2.4.     The Closing...........................................................................11
                  2.5.     Post Closing Distributions............................................................11
                  2.6.     Option to Purchase Lexington, Lafayette and Boynton Beach.............................12

SECTION 3. REPRESENTATIONS AND WARRANTIES OF CLJ AND CSL.........................................................12
                  3.1.     Organization, Good Standing and Power of CLJ..........................................13
                  3.2.     Organization; Qualification of CSL....................................................13
                  3.3.     Subsidiaries and Affiliates...........................................................13
                  3.4.     Capitalization of CSL.................................................................13
                  3.5.     Authorization; Validity of Agreement; Corporate Action................................14
                  3.6.     Consents and Approvals; No Violations.................................................14
                  3.7.     Books and Records.....................................................................15
                  3.8.     Financial Statements; No Undisclosed Liabilities......................................15
                  3.9.     Absence of Certain Changes............................................................16
                  3.10.    Litigation............................................................................16
                  3.11.    Compliance with Laws and Permits......................................................16
                  3.12.    Assets................................................................................17
                  3.13.    Hazardous Materials...................................................................18
                  3.14.    Contracts and Commitments.............................................................19
                  3.15.    Employee Benefit Plans................................................................19
                  3.16.    Employee Matters......................................................................19
                  3.17.    Insurance.............................................................................19
                  3.18.    Certain Payments......................................................................20
                  3.19.    Taxes.................................................................................20
                  3.20.    FF&E Reserves, Mortgage Reserves and Working Capital..................................23
                  3.21.    Broker's or Finder's Fee..............................................................23
                  3.22.    Supplements to Disclosure Schedule....................................................23

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SNH AND ACQ. SUB....................................................24
                  4.1.     Due Organization, Good Standing and Power.............................................24
                  4.2.     Authorization and Validity of Agreement...............................................24
                  4.3.     Consents and Approvals; No Violations.................................................24
                  4.4.     Financial Statements..................................................................25
                  4.5.     Bankruptcy............................................................................25
                  4.6.     Litigation............................................................................25
                  4.7.     Broker's or Finder's Fee..............................................................25
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                                       i

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                               TABLE OF CONTENTS
                                  (continued)

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SECTION 5. ACCESS AND TRANSACTIONS PRIOR TO CLOSING DATE.........................................................25
                  5.1.     Access to Information Concerning Properties and Records...............................25
                  5.2.     Title Matters.........................................................................27
                  5.3.     Survey Matters........................................................................27
                  5.4.     Environmental and Engineering Reports.................................................28
                  5.5.     Conduct of the Business of the Acquired Companies Pending the Closing Date............28
                  5.6.     Conversion of Certain Acquired Companies..............................................30
                  5.7.     Cooperation...........................................................................31
                  5.8.     Dividends; Distributions..............................................................32
                  5.9.     No Solicitation of Other Offers.......................................................32
                  5.10.    Notification of Certain Matters.......................................................33
                  5.11.    HSR Act Filing........................................................................33
                  5.12.    Public Announcements..................................................................34
                  5.13.    CLJ Stockholder Approval..............................................................34

SECTION 6. CONDITIONS............................................................................................34
                  6.1.     Conditions to Each Party's Obligations................................................34
                  6.2.     Conditions to Obligations of CLJ and CSL..............................................36
                  6.3.     Conditions to Obligations of SNH and ACQ. SUB.........................................37

SECTION 7. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATIONS; TAX MATTERS..................39
                  7.1.     Survival of Representations, Warranties, etc..........................................39
                  7.2.     CLJ's Agreement to Indemnify..........................................................39
                  7.3.     SNH's Agreement to Indemnify..........................................................40
                  7.4.     Third Party Claims....................................................................40
                  7.5.     Purchase Price Adjustment.............................................................41

SECTION 8. TERMINATION...........................................................................................41
                  8.1.     Termination...........................................................................41
                  8.2.     Effect of Termination.................................................................43

SECTION 9. MISCELLANEOUS PROVISIONS..............................................................................44
                  9.1.     Notices...............................................................................44
                  9.2.     Schedules and Exhibits................................................................45
                  9.3.     Computation of Time...................................................................45
                  9.4.     Assignment: Successors in Interest....................................................45
                  9.5.     No Third-Party Beneficiaries..........................................................45
                  9.6.     Expenses..............................................................................46
                  9.7.     Investigations........................................................................46
                  9.8.     Number; Gender........................................................................46
                  9.9.     Captions..............................................................................46
                  9.10.    Amendments............................................................................47
                  9.11.    Integration: Waiver...................................................................47
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                                       ii

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                               TABLE OF CONTENTS
                                  (continued)

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                  9.12.    Governing Law.........................................................................47
                  9.13.    Consent to Jurisdiction...............................................................47
                  9.14.    Severability..........................................................................48
                  9.15.    Counterparts..........................................................................48
                  9.16.    SNH Limitation of Liability...........................................................48
                  9.17.    ACQ. SUB Limitation of Liability......................................................48
                  9.18.    CLJ Limitation of Liability...........................................................48
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                                      iii

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of August 9, 2001, among SENIOR HOUSING PROPERTIES TRUST ("SNH"), a Maryland real estate investment trust, with its principal office located in Newton, Massachusetts, SNH/CSL PROPERTIES TRUST ("ACQ. SUB"), a Maryland real estate investment trust, with its principal office located in Newton, Massachusetts, CRESTLINE CAPITAL CORPORATION ("CLJ"), a Maryland corporation, with its principal office located in Bethesda, Maryland, and CSL GROUP, INC. ("CSL"), an Indiana corporation, with its principal office located in Bethesda, Maryland.

                                    RECITALS:

         CLJ is the record and beneficial owner of all of the issued and outstanding equity securities of CSL, CCC Boynton Beach, Inc., a Delaware corporation ("CCC BOYNTON") and CCC Senior Living Corporation, a Delaware corporation ("CCC SENIOR LIVING"). CLJ and certain of its subsidiaries are engaged in the business of owning (or leasing) and operating the 32 senior living communities listed in EXHIBIT A (collectively, the "COMMUNITIES"), which Communities are managed by Marriott Senior Living Services, Inc. and its wholly owned subsidiaries. SNH is the record and beneficial owner of all of the issued and outstanding equity securities of ACQ. SUB.

         On the terms and conditions set forth in this Agreement, CLJ desires to sell and ACQ. SUB desires (i) to purchase and acquire the Communities by means of acquiring all of the issued and outstanding equity securities of CSL, CCC Boynton and CCC Senior Living, and (ii) to lease all of the Communities to an entity to be designated by SNH ("TENANT").

         In consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    SECTION 1.

                         DEFINITIONS AND INTERPRETATIONS

1.1.     CERTAIN DEFINITIONS.

         For purposes of this Agreement, except as otherwise provided or unless the context clearly requires otherwise, the terms set forth below shall have the meanings set forth below:

         (1) "Acquired Company": CSL, each CSL Subsidiary, CCC Boynton and CCC Senior Living.

         (2) "ACQ. SUB": SNH/CSL Properties Trust, a Maryland real estate investment trust, which is 100% owned by SNH.

         (3) "Affiliate": of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

         (4) "Agreement": this Stock Purchase Agreement as amended or otherwise modified from time to time in accordance with its terms.

         (5) "Alternative Proposal": as defined in SECTION 5.9(b).

         (6) "Antitrust Division": as defined in SECTION 5.11.

         (7) "Articles of Incorporation": the Articles of Incorporation of CSL, as amended through the date hereof.

         (8) "Asset": as defined in SECTION 3.12(a).

         (9) "Bankers Trust Line": a general line of credit from Bankers Trust to CLJ, which line of credit is secured by, INTER ALIA, the stock of CSL and certain of its Subsidiaries and mortgages on certain of the Properties listed in
SECTION 1.1(65) of the Disclosure Schedule, and guaranteed by certain of the CSL Subsidiaries.

         (10) "Boynton Beach Mortgage Loan": the indebtedness secured by a Lien on the property of Senior Living of Boynton Beach Limited Partnership, listed on
SECTION 1.1(10) to the Disclosure Schedule.

         (11) "Business Day": a day, other than a Saturday or a Sunday, on which banking institutions in the State of Maryland are required to be open.

         (12) "By-laws": the By-laws of CSL, as amended through the date hereof.

         (13) "Capital Leases": any capital lease of any of the Acquired Companies listed on SECTION 1.1(13) to the Disclosure Schedule.

         (14) "CCC Boynton": as defined in the Recitals.

         (15) "CCC Boynton Stock": as defined in SECTION 2.1.

         (16) "CCC Senior Living": as defined in the Recitals.

         (17) "CCC Senior Living Stock": as defined in SECTION 2.1.

         (18) "CLJ Woodlands Bonds": as defined in SECTION 3.12(a)(ix).

         (19) "Closing": the closing which will take place as described in
SECTION 2.4.

         (20) "Closing Date": the date on which the Closing occurs.

         (21) "Code": the Internal Revenue Code of 1986, as amended.

         (22) "Communities": as defined in the Recitals.

         (23) "Consent": any consent, registration, approval, authorization, waiver or similar affirmation by or of, or filing with or notification to, a Person pursuant to any Contract, Law, Order or Permit.

         (24) "Consent Reduction Amount": in the case of (A) the failure to obtain the Consent referred to in SECTION 6.1(c) with respect to CCC Boynton, the sum of $150,000; (B) the failure to obtain the Consent referred to in
SECTION 6.1(c) relating to the Communities known as Lafayette at Country Place and/or Lexington at Country Place, an amount equal to that determined by multiplying the Purchase Price (less $150,000 but before any other adjustment), by a fraction, the numerator of which is EBITDAR with respect to such Community for the fiscal year ended December 28, 2001 less that portion of contributions made to the FF&E Reserves attributable to that Community for the fiscal year ended December 28, 2001 and the denominator of which is EBITDAR with respect to all Communities for the fiscal year ended December 28, 2001 less the total contributions made to the FF&E Reserves for all Communities for the fiscal year ended December 28, 2001.

         (25) "Contract": any written agreement, arrangement, commitment, contract, indenture, instrument, lease, license or other obligation of any kind or character, or other obligation that is binding on any Person or its capital stock, properties or business.

         (26) "CSL Stock": as defined in SECTION 2.1.

         (27) "CSL Subsidiary": each Person which is a direct or indirect Subsidiary of CSL and listed on SECTION 1.1(27) of the Disclosure Schedule.

         (28) "Deposit": as defined in SECTION 2.2.

         (29) "Disclosure Schedule": as defined in SECTION 3.

         (30) "EBITDAR": earnings before interest, taxes, depreciation, amortization and rent.

         (31) "Environmental Claims": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law including without limitation (A) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         (32) "Environmental Law": any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case as amended as of the date hereof and the Closing Date, and any judicial or administrative interpretation thereof applicable to any Acquired Company or its operations or property as of the date hereof and the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss. 9601 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C.ss. 7401 ET SEQ.; Occupational Safety and Health Act, 29 U.S.C. 651 ET SEQ.; Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C.ss. 300f ET SEQ., and their state and local counterparts and equivalents.

         (33) "ERISA": as defined in SECTION 3.15.

         (34) "ERISA Affiliate": as defined in SECTION 3.15.

         (35) "Excess Life Care Amounts": any amounts paid after June 20, 1997 to any of the Acquired Companies for so-called "continuing care contracts" (whether or not refundable).

         (36) "FF&E Reserves": as defined in the Operating Agreements.

         (37) "FTC": as defined in SECTION 5.11.

         (38) "GAAP": generally accepted accounting principles as in effect from time to time in the United States.

         (39) "GMAC Fee": the fee due GMAC in an amount equal to 1% of the outstanding principal balance, as of the Closing Date, of the GMAC Mortgage Loans in connection with the assumption of the GMAC Mortgage Loans/change of control.

         (40) "GMAC Mortgage Loans": collectively, the Mortgage Loans listed as items 1 through 5 on SECTION 1.1(62) of the Disclosure Schedule.

         (41) "Governmental Entity": a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

         (42) "Ground Lease": the ground lease described in SECTION 1.1(42) of the Disclosure Schedule.

         (43) "Hazardous Materials": any (A) petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(B) chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (C) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity.

         (44) "HMC": Host Marriott Corporation, a Maryland corporation.

         (45) "HPT": Hospitality Properties Trust, a Maryland real estate investment trust.

         (46) "HSR Act": as defined in SECTION 3.6.

         (47) "Indemnified Party": as defined in SECTION 7.4(a).

         (48) "Indemnifying Party": as defined in SECTION 7.4(a).

         (49) "Interim Balance Sheet": defined in SECTION 3.8(a).

         (50) "IRS": the United States Internal Revenue Service.

         (51) "Knowledge": an individual will be deemed to have "Knowledge" of a particular fact or other matter if without further inquiry such individual is actually aware of such fact or other matter; and an entity (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as a director, officer, a manager whose title includes the term "director," partner, executor, or trustee of such entity (or in any similar capacity) has Knowledge of such fact or other matter. In no event will the Knowledge of MSLS or any "independent director" of any CSL Subsidiary be imputed to CLJ, CSL or any of their respective officers, other directors or agents.

         (52) "Lakewood Loan Documents": as defined in SECTION 3.12(a)(xi).

         (53) "Law": any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative or judicial decision, and any other executive or legislative proclamation.

         (54) "Lease": the master lease agreement (or collectively, the individual leases) dated the Closing Date, to be entered into as of the Closing Date by and between each Acquired Company which owns the Communities and Tenant, such master lease agreement (or individual leases, as the case may be) to be in form and substance satisfactory to SNH and ACQ. SUB on the one hand, and Tenant on the other.

         (55) "Lien": any interest in property, whether such interest is based on common law, statute, court decision or contract and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance (including any easement, exception, reservation or limitation, right of way or the like), lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any lease of property (whether real, personal or mixed) which is required, in accordance with GAAP, to be recorded by the lessee as the acquisition of an asset and the incurrence of a liability, and the filing of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

         (56) "Losses": as defined in SECTION 7.2(a).

         (57) "Marriott Agreements": collectively, the Operating Agreements, the Noncompetition Agreement, the MI Indemnity Agreement, the Pooling Agreements and the Transition Agreements.

         (58) "Material Adverse Effect": any adverse change in the business, assets, liabilities, financial condition or results of operations of the Acquired Companies taken as a whole (provided, that a matter or matters taken together shall be deemed to have a material adverse change in the business, assets, liabilities, financial condition or results of operations only if such matter or matters have resulted in or are reasonably likely to have or result in an adverse impact of at least $10,000,000 of value or a $1,000,000 reduction in net annual cash flow from the Properties, the termination of any Marriott Agreement (other than the Noncompetition Agreement), or any material adverse effect on the ability of CLJ or CSL to perform its respective obligations under this Agreement or to consummate the transactions contemplated hereby). The term "Material Adverse Effect" shall not include (i) any change, circumstance, event or consummation of the transactions contemplated by the Agreement or (ii) changes in general economic conditions or financial markets (including fluctuations in the price of the shares of common stock of CLJ or conditions in the business sectors in which the Acquired Companies operate not disproportionally affecting the Acquired Companies).

         (59) "MGCL": the Maryland General Corporation Law.

         (60) "MI": Marriott International, Inc., a Delaware corporation.

         (61) "MI Indemnity Agreement": the Indemnity Agreement among MSLS, MI, HMC Senior Communities, Inc. (the predecessor in interest to CLJ) and HMC dated as of June 21, 1997, as modified by a letter agreement dated June 21, 1997.

         (62) "Mortgage Loans": any indebtedness for borrowed money or for the deferred purchase price of property or services that is secured by a Lien on the property or assets of any Acquired Company, listed on SECTION 1.1(62) to the Disclosure Schedule, other than indebtedness secured by fixtures, furniture and equipment and leases for the same that in either case are incurred or entered into by MSLS in the ordinary course of business and in accordance with the terms of the Operating Agreements. The term "Mortgage Loan" does not include indebtedness under the Bankers Trust Line (provided that all indebtedness thereunder is repaid at or prior to Closing) or the Boynton Beach Mortgage Loan.

         (63) "Mortgage Reserves": any and all deposits, escrows and reserves required by holders of Mortgage Loans or lessors under Capital Leases.

         (64) "MSLS": Marriott Senior Living Services, Inc., a Delaware corporation.

         (65) "New Loan": means indebtedness in the principal amount of not less than $150,000,000 nor more than $175,000,000 to be incurred after the date of this Agreement, but prior to the Closing Date, by CSL and/or one or more of the CSL Subsidiaries and secured by a mortgage(s) on one or more Properties listed in SECTION 1.1(65) of the Disclosure Schedule, the proceeds of which shall be paid as a dividend or otherwise distributed to CLJ in accordance with Section 5.8.

         (66) "Nomura Mortgage Loan": the Mortgage Loan listed as item 6 on
SECTION 1.1(62) of the Disclosure Schedule.

         (67) "Noncompetition Agreement": the Amended and Restated Noncompetition Agreement dated as of December 28, 1998 among HMC, CLJ, Forum Group, Inc. (predecessor to CSL), MSLS and MI.

         (68) "Operating Agreements": collectively, the Operating Agreements between CSL, any CSL Subsidiary (and/or their respective Subsidiaries) or Senior Living of Boynton Beach Limited Partnership, as owner and MSLS, as operator and listed in SECTION 1.1(68) of the Disclosure Schedule.

         (69) "Order": any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other Governmental Entity.

         (70) "Organizational Documents": any of (a) the articles or certificate of incorporation and the by-laws of a corporation or other equivalent organizational documents; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership; (d) any charter, certificate or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (e) the operating agreement of a limited liability company; and (f) any amendment to any of the foregoing.

         (71) "Party": SNH, ACQ. SUB, CSL or CLJ, and "Parties" shall mean each of SNH, ACQ. SUB, CSL and CLJ.

         (72) "Permit": any federal, state, local or foreign governmental approval, authorization, certificate, license, permit or exemption to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, properties or business.

         (73) "Permitted Liens": collectively (i) Liens securing the Mortgage Loans, the New Loan and the Boynton Beach Mortgage Loan, (ii) Liens set forth in
SECTION 1.1(73) of the Disclosure Schedule, (iii) any Liens for Taxes not yet due or delinquent; (iv) any statutory encumbrance arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (v) any applicable zoning regulation or ordinance or other governmental laws, ordinances and regulations, provided they do not prohibit or impair in any material respect the use of a Property as a functioning senior living community; (vi) any imperfection of title or similar non-monetary Lien that, individually or in the aggregate with other such Liens, has not, and would not be reasonably expected to, impair marketability and does not impair, in any material respect, the use of a Property as a functioning senior living community; (vii) any Lien created by MSLS which it is obliged to remove pursuant to the terms of the Operating Agreements; and (viii) Liens on fixtures, furniture and equipment securing indebtedness (including capitalized leases) incurred or entered into by MSLS in the ordinary course of business and in accordance with the terms of the Operating Agreements.

         (74) "Person": any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization, Governmental Entity or other entity.

         (75) "Pooling Agreements": collectively, the Pooling Agreements between MSLS and HMC Senior Communities, Inc. (predecessor in interest to CLJ) listed in
SECTION 1.1(75) of the Disclosure Schedule.

         (76) "Properties": all the real property and improvements owned or leased, directly or indirectly, by any Acquired Company and described in
SECTION 3.12(A)(II) of the Disclosure Schedule and constituting one or more of the Communities, each a "Property", together with related furnishings, fixtures and equipment.

         (77) "Prior Tax Matters Agreements": as defined in SECTION 3.19(a).

         (78) "Purchase Price": $600,000,000, adjusted as provided in SECTION
2.3 and SECTION 6.1(C).

         (79) "Subsidiary": with respect to any party, any corporation, limited liability company, partnership, limited partnership, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

         (80) "Survey": as defined in SECTION 5.3.

         (81) "Tax" or "Taxes": all taxes imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, profits, AD VALOREM, net worth, value added, service, special assessments, workers' compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, real or personal property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, alternative minimum, social security, and estimated taxes, and other taxes, fees or assessments of a similar nature, and shall include interest, penalties or additions attributable thereto.

         (82) "Tax Allocation Agreement": as defined in SECTION 6.1(f).

         (83) "Tax Returns": all returns, reports, estimates, information statements, declarations and other filings required or permitted to be filed with any taxing authority related to Taxes.

         (84) "Tenant": as defined in the Recitals.

         (85) "Title Company": as defined in SECTION 5.2.

         (86) "Title Commitments": as defined in SECTION 5.2.

         (87) "Transfer Taxes": all Taxes imposed on or resulting from the sale of the CSL Stock, the CCC Boynton Stock or the CCC Senior Living Stock or the conversion of the Acquired Companies pursuant to SECTION 5.6 that are in the nature of (i) real property transfer Taxes, including Taxes levied upon the transfer of stock or other equity interests in an entity on account of such entity's direct or indirect ownership of real estate, (ii) excise, sales, use, valued added, registration stamp, recording, documentary, conveyancing, transfer or (iii) similar Taxes, in each case including any deficiencies, interest, penalties, additions to Tax or additional amounts, but in all cases excluding Taxes imposed on income.

         (88) "Transition Agreements": the agreements listed in SECTION 1.1(88) of the Disclosure Schedule.

         (89) "Treasury Regulations": the Treasury Regulations promulgated under the Code, including proposed and temporary regulations.

         (90) "Unsecured Loans": any indebtedness for borrowed money or for the deferred purchase price of property or services that is not secured by a Lien on the property or assets of any Acquired Company, listed in SECTION 1.1(90) of the Disclosure Schedule unless incurred or entered into on behalf of an Acquired Company by MSLS in the ordinary course of business and in accordance with the terms of the Operating Agreements. The term Unsecured Loans shall not include intercompany loans between or among the Acquired Companies all of which shall be discharged prior to Closing.

         (91) "Working Capital": the working capital controlled by MSLS, relating to operation of the Properties and required to be maintained pursuant to the Operating Agreements.

         1.2. INTERPRETATION.

         (1) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

         (2) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (3) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

         (4) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         (5) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

         (6) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

         (7) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   SECTION 2.

                           SALE AND PURCHASE OF STOCK

         2.1. SALE AND PURCHASE OF STOCK, ETC.

         At the Closing, in consideration of the Purchase Price to be paid by SNH to CLJ, (i) CLJ shall sell to ACQ. SUB, and ACQ. SUB shall purchase from CLJ, all of the issued and outstanding capital stock of CSL (the "CSL STOCK"), CCC Boynton (the "CCC BOYNTON STOCK") and CCC Senior Living (the "CCC SENIOR LIVING STOCK"), in each case free and clear of all Liens, and (ii) CLJ shall assign to SNH or its designee the CLJ Woodland Bonds (unless terminated prior to closing), the Lakewood Loan Documents, the Pooling Agreements, the MI Indemnity Agreement, the Transition Agreements, all rights of CLJ under Section 7.16 of the Stock Purchase Agreement dated as of June 17, 1997 between HMC and MSLS and all rights of CLJ in respect of any expansion projects referenced in Section
7.14 of such Stock Purchase Agreement and (to the extent contemplated by the Tax Allocation Agreement) the Prior Tax Matters Agreements, in each case free and clear of all Liens. At Closing, CSL will own all the issued and outstanding equity securities of each of the CSL Subsidiaries, free and clear of all Liens other than those Liens listed on SECTION 2.1 of the Disclosure Schedule.

         2.2. DEPOSIT.

         On the date of this Agreement, SNH shall deposit $7,500,000 (the "DEPOSIT") with American Title Company to be held pursuant to the terms of an Escrow Agreement in the form of EXHIBIT B. Except as otherwise provided in
SECTION 8.2, on the Closing Date the Deposit will be paid to CLJ and applied to and constitute a portion of the portion of the Purchase Price paid by wire transfer.

         2.3. PURCHASE PRICE ADJUSTMENTS AND PAYMENT.

                     (a) The Purchase Price shall be reduced by (a) the sum of
         (A) the aggregate unpaid principal amount, together with accrued and unpaid interest, of all Mortgage Loans, Capital Leases (unless the Communities known as Lexington at Country Place and Lafayette at Country Place are not acquired as a result of the failure to obtain Consents), Unsecured Loans and the New Loan, in each case, as of the Closing Date, (B) the amount by which the Acquired Companies (other than CCC Boynton) have funded less than $4,707,092 of owner-funded capital expenditures required under the Operating Agreements for fiscal year 2001 (other than FF&E Reserves), as of the Closing Date, (C) any deficiency in Mortgage Reserves or amounts due for real estate taxes, insurance or other expenses separately accounted for by CLJ attributable to such expenses (and not provided for under the Operating Agreements) for any period(s) prior to the Closing Date, (D) an amount equal to the Excess Life Care Amounts not recognized as income pursuant to GAAP as of the Closing Date and (E) the remaining payments to which holders of the preferred depositary units representing preferred limited partner interests in Forum Retirement Partners, L.P., a Delaware limited partnership, are entitled but which have not been paid to such holders as of the Closing Date, and shall be increased by (b) the sum of (A) the amount of capital expenditures required under the Operating Agreements for fiscal year 2002 (other than FF&E Reserves) which the Acquired Companies (other than CCC Boynton) have funded, provided SNH approved such additional capital expenditures to the extent of any approval rights in the Operating Agreements, in each case, as of the Closing Date, (B) all New Loan costs, including the fees and expenses paid to the lenders by or for the account of CLJ or the Acquired Companies prior to the Closing Date in connection with the New Loan (with CLJ to notify SNH in writing, upon receipt of invoices from the lenders or their counsel, of the amount and the basis for such fees and expenses) but without duplication for any amounts paid under SECTION 9.6, (C) without duplication, all prepaid interest under the Mortgage Loans, the Unsecured Loans and the Capital Leases, and all prepaid rent under the Ground Leases, in each case to the extent attributable to the period after the Closing Date, and that portion of the Mortgage Reserves attributable to interest for the period after the Closing Date, and (D) that portion of Mortgage Reserves and any other prepayments of or deposits for real estate taxes, insurance or other expenses separately accounted for by CLJ attributable to such expenses (and not provided for under the Operating Agreements) for any period(s) after the Closing Date. The Purchase Price will be subject to further adjustment as provided in SECTION 6.1(c) and to the extent necessary to allocate costs incurred by either Party in connection with the transaction to comply with the provisions of SECTION 9.6.

                     (b) The Purchase Price (adjusted as provided in SECTION 2.3(a) and SECTION 6.1(c)) shall be paid as follows: $25,000,000 by delivery on the Closing Date of SNH's promissory note in the form of EXHIBIT C and the balance and all other amounts due at Closing shall be paid by SNH on the Closing Date by wire transfer of immediately available funds to CLJ to an account specified by CLJ to SNH at least two (2) Business Days prior to the Closing Date.

         2.4. THE CLOSING.

         Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Sullivan & Worcester LLP, in Boston, Massachusetts at 9:00 a.m. (local time), on January 31, 2002, or, if later, the date on which all conditions set forth in SECTION 6 have been satisfied, but not later than June 30, 2002, or at such other time, date or place as the Parties may agree.

         2.5. POST CLOSING DISTRIBUTIONS.

         The owner's distribution under any Operating Agreement or Pooling Agreement for the four week fiscal period in which the Closing Date occurs shall be prorated between CLJ and SNH based on the number of days in such fiscal period preceding the Closing Date (in the case of CLJ) or on or after the Closing Date (in the case of SNH). If after the Closing Date, CSL or any CSL Subsidiary shall receive any owner's distribution under any Operating Agreement or Pooling Agreement for (i) the 2001 fiscal year, (ii) any four week fiscal period in the 2002 fiscal year that precedes the Closing Date, or (iii) the four week fiscal period in which the Closing Date occurs, SNH and ACQ. SUB shall cause such amount to be remitted promptly to CLJ (or the applicable portion of such amount in the case of clause (iii)). SNH and ACQ. SUB shall use commercially reasonable efforts to enforce the provisions of the Operating Agreements and Pooling Agreements that require the distributions described in this SECTION 2.5.

         2.6. OPTION TO PURCHASE LEXINGTON, LAFAYETTE AND BOYNTON BEACH.

         If, because of the failure to obtain the Consents referred to in
SECTION 6.1(c) with respect to the Communities known as Lafayette at Country Place, Lexington at Country Place and/or Boynton Beach (the "APPLICABLE CONSENTS"), such Community and the relevant CSL Subsidiary or CCC Boynton is excluded from the transactions contemplated hereby, CLJ and CSL shall continue to use commercially reasonable efforts to obtain the Applicable Consent, shall cause the relevant CSL Subsidiary or CCC Boynton to comply with SECTION 5.5 and hereby grant SNH an option to purchase all the issued and outstanding equity of such CSL Subsidiary or CCC Boynton, or, at the election of SNH, all of the assets of such CSL Subsidiary or CCC Boynton, for a price equal to the relevant Consent Reduction Amount less the aggregate unpaid principal amount, together with accrued and unpaid interest, of the related Capital Lease, and such purchase shall be deemed to have been made with the benefit of the representations, warranties and covenants contained in this Agreement; provided that if SNH exercises such option before the Applicable Consents have been obtained, SNH shall indemnify CLJ from any loss, cost or expense that CLJ incurs to the extent attributable to the failure to obtain the Applicable Consents before the exercise of such option, and SNH shall not be entitled to the benefit of the representations and warranties to the extent pertaining to the Applicable Consents. Such option shall expire on the eighteen month anniversary of the Closing Date and may be exercised by written notice from SNH to CLJ given no less than 60 days prior to the requested purchase date.

         Subject to the prior receipt of the Applicable Consent for any excluded Community and the relevant CSL Subsidiary or CCC Boynton Beach, CLJ may require SNH or its designee to purchase all the issued and outstanding equity of such CSL Subsidiary or CCC Boynton (or at the election of SNH, all of the assets of such CSL Subsidiary or CCC Boynton), for a price equal to the relevant Consent Reduction Amount less the aggregate unpaid principal amount, together with accrued and unpaid interest, of the related Capital Lease, and such purchase shall be deemed to have been made with the benefit of the representations, warranties and covenants contained in this Agreement. CLJ's right to require such purchase shall expire on the eighteen month anniversary of the Closing Date and may be exercised by written notice from CLJ to SNH given no less than 60 days prior to the requested purchase date.

                                   SECTION 3.

                  REPRESENTATIONS AND WARRANTIES OF CLJ AND CSL

         Except as specifically set forth in the disclosure schedule prepared by CLJ and CSL and delivered to SNH simultaneously with the execution hereof (the "DISCLOSURE SCHEDULE"), CLJ and CSL jointly and severally represent and warrant to SNH and ACQ. SUB that all of the statements contained in this SECTION 3 are true as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true as of the Closing Date as though made on the

Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

         3.1. ORGANIZATION, GOOD STANDING AND POWER OF CLJ.

         CLJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         3.2. ORGANIZATION; QUALIFICATION OF CSL.

         CSL (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases; and (c) is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. CSL has heretofore delivered to SNH complete and correct copies of the Articles of Incorporation and By-laws of CSL as presently in effect.

         3.3. SUBSIDIARIES AND AFFILIATES.

         SECTION 3.3 of the Disclosure Schedule sets forth for each current CSL Subsidiary, and for each of CCC Boynton and CCC Senior Living, its name, type of entity, jurisdiction of incorporation or formation, capitalization, the names of the record holders of its equity interests and the jurisdictions in which it is qualified to do business. Except as set forth in SECTION 3.3 of the Disclosure Schedule, CSL currently does not own, directly or indirectly, any capital stock or other equity interests in any Person. Except as set forth in SECTION 3.3 of the Disclosure Schedule, all the equity interests in each CSL Subsidiary are owned directly or indirectly by CSL, free and clear of all Liens, and are validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any CSL Subsidiary. All the capital stock of CCC Boynton and CCC Senior Living is owned directly by CLJ, free and clear of all Liens, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of CCC Boynton or CCC Senior Living. Each of the CSL Subsidiaries, CCC Boynton and CCC Senior Living is duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

         3.4. CAPITALIZATION OF CSL.

         The authorized capital stock of CSL consists of 100 shares of common stock, no par value, of which 100 shares are issued and outstanding. All the issued and outstanding capital stock of CSL has been duly authorized, validly issued, fully paid and non-assessable, is owned beneficially and of record by CLJ, and, except for the pledge of the CSL Stock securing obligations under the Bankers Trust Line, is free and clear of any Liens. None of the outstanding capital stock of CSL has been issued in violation of any federal or state securities Laws or any preemptive right or rights to subscribe for or purchase its capital stock or other securities. There is no indebtedness issued and outstanding having general voting rights or debt convertible into capital stock or other securities of CSL having such rights. Except as set forth above, (a) there is no capital stock or other securities of CSL authorized, issued or outstanding; (b) there are no securities outstanding which are convertible into or exercisable or exchangeable for common stock or other securities of CSL; and (c) there are no outstanding options, rights, Contracts, warrants, subscriptions, conversion rights or other agreements or commitments of any character pursuant to which CSL may be required to purchase, redeem, issue or sell any of its capital stock or other securities of CSL or any CSL Subsidiary.

         3.5. AUTHORIZATION; VALIDITY OF AGREEMENT; CORPORATE ACTION.

         Subject to SECTION 3.6(B), each of CLJ and CSL has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to SECTION 3.6(B), the execution, delivery and performance by each of CLJ and CSL of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by their respective Boards of Directors and no other action on the part of CLJ or CSL is necessary to authorize the execution and delivery by CLJ or CSL of this Agreement or the consummation by it of the transactions contemplated hereby. Except as described in SECTION 3.6(b), no vote of, or consent by, the holders of any capital stock issued by CLJ or CSL is necessary to authorize the execution and delivery by CLJ or CSL of this Agreement or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of CLJ and CSL and, assuming due and valid authorization, execution and delivery hereof by SNH and ACQ. SUB, this Agreement is a valid and binding obligation of each of CLJ and CSL enforceable against each of CLJ and CSL in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         3.6. CONSENTS AND APPROVALS; NO VIOLATIONS.

         Except for (a) the Consents as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (b) the approval of the sale of the CSL Stock by the holders of the common stock of CLJ; (c) compliance with the requirements of each of the Marriott Agreements (including, without limitation, Section 18 of the several Operating Agreements and of Section 2 of the Noncompetition Agreement); (d) the Consents listed in SECTION 6.1(c) of the Disclosure Schedule; and (e) Consents required for healthcare Permits (including Medicare and Medicaid provider agreements), none of the execution, delivery or performance of this Agreement by CLJ or CSL, or the consummation by CLJ or CSL of any of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the Organizational Documents of CLJ or any Acquired Company, (ii) require any

Consent of any Governmental Entity, or (iii) violate any Contract, Law, Order or Permit to which CLJ or any Acquired Company is a party or that is binding on or affects any of their properties or assets, excluding, however, from the foregoing clauses (ii) and (iii), such Consents, the failure of which to obtain would not, and violations, breaches or defaults, the occurrence of which would not, in either case individually or in the aggregate, have a Material Adverse Effect. SNH and ACQ. SUB acknowledge that (A) the representation and warranty set forth in this SECTION 3.6, insofar as pertaining to the conversion of certain Acquired Companies pursuant to SECTION 5.6, is given only to the Knowledge of CLJ and (B) no representation is given with respect to any Consents required in connection with the Leases.

         3.7. BOOKS AND RECORDS.

         For the period from and after January 1, 1998: (i) the books of account of the Acquired Companies are complete and correct in all material respects and have been maintained in accordance with sound business practices; (ii) each Acquired Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets and to permit preparation of financial statements in conformity with GAAP; (iii) the stock ledger (or equivalent partnership or limited liability company records) of each of the Acquired Companies is complete and correct; (iv) the minute books (or equivalent partnership or limited liability company records) of each of the Acquired Companies contain accurate and complete records in all material respects of all meetings held of, and corporate (or equivalent) action taken by, the stockholders (partners or members) and the Boards of Directors (general partners or managers) of the respective companies; and (v) no meeting of any such stockholders (partners or members) or Board of Directors (general partners or managers) has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, the Acquired Companies will have possession of their respective books and records.

         3.8. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

                     (a) The unaudited balance sheet of each Acquired Company as of June 15, 2001 (the "INTERIM BALANCE SHEET") and the related statements of income of each Acquired Company for the fiscal period then ended, complete and correct copies of which shall be furnished to SNH on or before September 15, 2001, present fairly, in all material respects, the financial condition and results of operations of such Acquired Company as at such date and for such period, as the case may be.

                     (b) The audited consolidated balance sheets of CSL and its Subsidiaries as at January 1, 1999, December 31, 1999 and December 29, 2000, and the related consolidated statements of income and cash flows for the fiscal years then ended, complete and correct copies of which shall be furnished to SNH on or before September 15, 2001, present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of CSL and its Subsidiaries as at such dates and for such fiscal years, as the case may be.

                     (c) Except (i) as and to the extent of the amounts specifically reflected or reserved on the Interim Balance Sheet, (ii) obligations under Contracts and other liabilities entered into in the ordinary course of business and consistent with past practice and not in excess of current requirements which are not required by GAAP to be reflected on the Interim Balance Sheet, and (iii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet, no Acquired Company has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that would be required to be reflected on a consolidated balance sheet of the Acquired Company or in the notes thereto prepared in accordance with GAAP.

                     (d) On the Closing Date, all real property owned or leased by the Acquired Companies will continue to be owned or leased by the Acquired Companies "AS IS and WHERE IS", but subject to no liabilities (whether absolute, accrued, known, or unknown, contingent or otherwise and whether due or to become due) other than (i) the Ground Lease, Capital Leases, the Mortgage Loans, the Unsecured Loans, the Boynton Beach Mortgage Loan and the New Loan, (ii) liabilities incurred by MSLS in the ordinary course of business in accordance with the Operating Agreements and (iii) those liabilities set forth on the appropriate Title Commitment for the Property (provided that the exclusion provided in this clause (iii) shall not limit the right of SNH to object to any such liability nor limit any obligation of CLJ to cure any title exception objected to by SNH under SECTION 5.2 or 5.3).

                     (e) The financial statements referred to in this SECTION
         3.8 have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.

         3.9. ABSENCE OF CERTAIN CHANGES.

         Since June 15, 2001, (a) there has not occurred any event, change, effect, fact, circumstance or other occurrence which has had, or which could reasonably be expected to have, a Material Adverse Effect; (b) the business of each Acquired Company has been conducted only in the ordinary course consistent with past practice; and (c) no Acquired Company has engaged in any material transaction or entered into any material agreement outside the ordinary course of business.

         3.10. LITIGATION.

         Neither CLJ nor CSL has received written notice of and, to the Knowledge of each of CLJ and CSL, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto; (b) will have a Material Adverse Effect; (c) result in or subject any Acquired Company or any of the Properties to a material liability; or (d) involves any material condemnation or eminent domain proceedings against any of the Properties.

         3.11. COMPLIANCE WITH LAWS AND PERMITS.

         To the Knowledge of each of CLJ and CSL, (a) the Acquired Companies, the Properties and the use and operation of the Properties do not violate any material Laws including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (b) except as set forth in SECTION 3.11 of the Disclosure Schedule, there are presently in effect all material Permits (including all healthcare licenses) necessary to operate the businesses of the Acquired Companies and for the current use, occupancy and operation of the Properties. Neither CLJ nor CSL has received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway.

         3.12. ASSETS.

                     (a) The assets being acquired, directly or indirectly, by SNH and ACQ. SUB pursuant to SECTION 2.1 hereof (collectively, the "ASSETS") consist of (1) the CSL Stock, the CCC Boynton Stock and the CCC Senior Living Stock and (2) the following assets of the Acquired Companies (including certain assets of CLJ that are to be sold, transferred and assigned to SNH or its designee at Closing as contemplated by SECTION 2.1):

                           (i) as to CSL, the equity securities of each of the
                     CSL Subsidiaries;

                           (ii) the real property owned or leased, directly or
                     indirectly by an Acquired Company and described in SECTION 3.12(a)(ii) of the Disclosure Schedule (which Section identifies the Acquired Company that so owns or leases such property);

                           (iii) the general partnership interest of CCC Boynton
                     in Senior Living of Boynton Beach Limited Partnership;

                           (iv) the interest of CCC Senior Living as the
                     independent member of CCFL Senior Living LLC, CCOP Senior Living LLC, CCCP Senior Living LLC, CCSL Senior Living LLC and CCDE Senior Living LLC;

                           (v) the rights and interests of the Acquired
                     Companies under the Marriott Agreements, the Ground Lease, and the Capital Leases;

                           (vi) the FF&E Reserves and the Mortgage Reserves;

                           (vii) the Working Capital;

                           (viii) except as set forth in SECTION 3.12(b) of the
                     Disclosure Schedule with respect to any Property (and except for any items subject to a lease entered into by MSLS in the ordinary course of business and in accordance with the Operating Agreements), all furniture, fixtures and equipment and all supplies used in connection with such Property;

                           (ix) all the outstanding bonds issued in respect of
                     the Woodlands Community (unless terminated prior to closing), $16,765,000 of which are held by Panther Holdings Level I, L.P., a Delaware limited partnership and a CSL Subsidiary and the remaining $15,450,000 of which are currently held by CLJ (and will be assigned in accordance with SECTION 2.1) (the "CLJ WOODLANDS BONDS") ;

                           (x) the rights and interests of the Acquired
                     Companies in respect of the agreements listed in SECTION 3.12(a)(x) of the Disclosure Schedule;

                           (xi) a promissory note in the original principal
                     amount of $3,166,451 dated December 31, 1997 made by Senior Living of Lakewood, LLC, together with a Loan Agreement dated December 31, 1997 and the Loan Documents, as defined therein (collectively, the "LAKEWOOD LOAN DOCUMENTS") to which the Parties agree to ascribe no value; and

                           (xii) the books and records of each Acquired Company
                     referenced in SECTION 3.7.

                     (b) Except (i) for Permitted Liens, and (ii) as disclosed in SECTION 3.12(b) of the Disclosure Schedule and on the Title Commitment for each Property (subject to the parenthetical in clause
         (iii) of SECTION 3.8(d)), to the Knowledge of CLJ and CSL, at the Closing CLJ and each Acquired Company will have good and marketable title, free and clear of all Liens, to all of its Assets, other than Assets that are leased or licensed by an Acquired Company, with respect to which such Acquired Company has valid and enforceable leases or licenses under which there exists no default, event of default or event which, with notice or lapse of time or both, would constitute a default, except for such defaults which have not had or are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

         3.13. HAZARDOUS MATERIALS.

         Except as disclosed to SNH in writing or as described in any environmental report identified in SECTION 3.13 of the Disclosure Schedule, true and complete copies of which have been furnished to SNH, to the Knowledge of CLJ and CSL, none of the Acquired Companies nor any tenant or other occupant or user of any Property, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any Hazardous Materials on any Property or any portion thereof, the removal of which is required or the maintenance of which is regulated, prohibited or penalized by any Environmental Law, and, to the Knowledge of CLJ and CSL, except as disclosed to SNH in writing or as set forth in any environmental report identified in SECTION 3.13 of the Disclosure Schedule, each Property is free from any such Hazardous Materials, except any such materials maintained in accordance with applicable Environmental Law.

         3.14. CONTRACTS AND COMMITMENTS.

         Other than the Marriott Agreements, the Ground Lease, the Capital Leases, the agreements evidencing or securing the Mortgage Loans, the Unsecured Loans and the Boynton Beach Mortgage Loan (which agreements are listed on SECTIONS 1.1(62), 1.1(90) and 1.1(10) to the Disclosure Schedule), the agreements evidencing or securing the New Loan, the Prior Tax Matters Agreements, matters shown on the Title Commitments, Medicare and Medicaid provider agreements, and agreements entered into by MSLS, or by the Acquired Companies at the direction of MSLS, in the ordinary course of business and in accordance with the Operating Agreements for the Properties, and other than the matters set forth in SECTION 3.14 of the Disclosure Schedule there are no material Contracts affecting any of the Acquired Companies which will be binding on the Acquired Companies subsequent to the Closing Date.

         3.15. EMPLOYEE BENEFIT PLANS.

         No Acquired Company sponsors, maintains or contributes or has maintained or contributed to any: deferred compensation, incentive compensation, stock purchase, stock option or other equity compensation plan, program, agreement or arrangement; severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); employment, termination or severance agreement; Contract with any officer or director; or any other employee benefit plan, fund, program, agreement or arrangement; provided that the foregoing representation is given only as to the Knowledge of CLJ and CSL insofar as relating to the period prior to June 21, 1997. No Acquired Company nor any trade or business, whether or not incorporated, that together with any Acquired Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA AFFILIATE") has incurred any liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk of any such liability being incurred by an Acquired Company.

         3.16. EMPLOYEE MATTERS.

         Since June 20, 1997, no Acquired Company has had any employees.

         3.17. INSURANCE.

         Each Acquired Company has policies of insurance of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Acquired Companies. All such policies are in full force and effect, all premiums due thereon have been paid and the Acquired Companies are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of CLJ and CSL, (a) no Acquired Company has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) no

Acquired Company has received any written notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to it in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting any Acquired Company.

         3.18. CERTAIN PAYMENTS.

         No Acquired Company, or director, officer or agent of any Acquired Company or, to the Knowledge of CLJ and CSL, any other Person associated with or acting for or on behalf of CLJ or CSL, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company, or (iii) in violation of any Law; or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies; provided that the foregoing representation is given only as to the Knowledge of CLJ and CSL insofar as relating to the period prior to June 21, 1997. No representation is made under this SECTION 3.18 as to any "independent director" of any CSL Subsidiary.

         3.19. TAXES.

                     (a) With respect to periods ending after December 28, 1998, all material Tax Returns required to be filed with respect to each of the Acquired Companies have been timely filed and such Tax Returns are complete and accurate in all material respects. All material Taxes required to be paid by or on behalf of the Acquired Companies (other than Taxes for which CLJ or the Acquired Companies are indemnified) have been paid when due and payable or, to the extent of Taxes not yet due and payable, required estimated Tax payments have been made in respect thereof. With respect to periods ending after December 28, 1998, no request has been made for an extension of time within which to file any Tax Return in respect of any of the Acquired Companies, which Tax Return is due and has not yet been filed; to CLJ's Knowledge, none of CLJ, its Subsidiaries, or any Acquired Company has after December 28, 1998 requested an extension of time within which to file any Tax Return in respect of any of the Acquired Companies, which Tax Return is due and has not yet been filed. After December 28, 1998, none of CLJ, its Subsidiaries, or any Acquired Company has received written notice from any governmental agency in a jurisdiction in which a particular Acquired Company does not file a Tax Return stating that such Acquired Company is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any Acquired Company with respect to Taxes, other than statutory liens for Taxes not yet due and payable. The responsibility for filing Tax Returns and paying Taxes for CLJ and its Subsidiaries for periods prior to December 29, 1998 (and certain periods which straddle December 28, 1998) is addressed in a Tax Matters Agreement, dated as of June 21, 1997, by and among MI, MSLS, HMC, HMC Senior Communities, Inc., and Forum Group, Inc. (the predecessor of
         CSL), and/or a Tax Sharing Agreement, dated as of December 28, 1998 by and among HMC, Host Marriott L.P. and CLJ (collectively, the "PRIOR TAX

         MATTERS AGREEMENTS"). Each of CLJ and CSL, and to the Knowledge of CLJ and CSL (except as disclosed on SECTION 3.19(a) of the Disclosure Schedule) each other party thereto, has complied in all material respects with each of the Prior Tax Matters Agreements, and each such Prior Tax Matters Agreement is a valid and binding obligation of each of the parties thereto enforceable in accordance with its terms. After December 28, 1998, each of CLJ, its Subsidiaries, and the Acquired Companies have taken all actions necessary to, and none of them have failed to take any actions necessary to, preserve and enforce all material rights which CLJ, its Subsidiaries, or the Acquired Companies may have or may have had under each Prior Tax Matters Agreement, including without limitation the rights to have parties other than CLJ, its Subsidiaries, or the Acquired Companies bear responsibility for Tax Returns and Taxes in respect of the Acquired Companies in respect of Tax periods (including partial periods and straddle periods) covered by the Prior Tax Matters Agreements. There is no claim pending or threatened by any party to any Prior Tax Matters Agreement to the effect (i) that any of CLJ, its Subsidiaries or the Acquired Companies has failed to duly comply with the terms of such Prior Tax Matters Agreement or (ii) that such party does not bear responsibility under such Prior Tax Matters Agreement for Tax Returns or Taxes in respect of the Acquired Companies for periods (including partial periods or straddle periods) prior to December 29, 1998.

                     (b) With respect to periods ending after December 28, 1998, except as disclosed on SECTION 3.19(b) of the Disclosure Schedule (i) no deficiencies for any material Taxes have been proposed, assessed or asserted in writing in respect of any Tax Returns filed by or on behalf of any Acquired Company or claimed in writing to be due by any taxing authority or otherwise that have not been settled and paid in full;
         (ii) other than Tax Returns relating to sales and use Taxes and personal property Taxes wherein the contested Taxes for all such Tax Returns in the aggregate do not exceed $200,000, no Tax Return with respect to any Acquired Company has been or is currently being audited by the IRS or other taxing authority (whether foreign or domestic);
         (iii) none of CLJ, CSL, or any Acquired Company has executed or filed with the IRS or any other taxing authority (whether foreign or domestic) any agreement, waiver, or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, which extension or waiver is still in effect, and except for the Prior Tax Matters Agreements, no Acquired Company has entered into any tax allocation or sharing agreement with any other entity; (iv) each of CLJ and CSL has delivered to SNH correct and complete copies of all examination reports, statements of deficiencies and similar documents prepared by the IRS or any other taxing authority (whether foreign or domestic) that was received by CLJ or any of its Subsidiaries and involving any Acquired Company and a material amount of Taxes; (v) all final adjustments made by the IRS with respect to any Tax Return involving any Acquired Company have been reported to the relevant state, local, or foreign taxing authorities to the extent required by Law. Except under the Prior Tax Matters Agreements, (i) no requests for ruling or determination letters filed by CLJ or any Acquired Company are pending with any taxing authority, and (ii) no Acquired Company has any liability to any Person with respect to Taxes paid, owed or to be paid for periods of time during which any Acquired Company or any predecessor thereof were members of a consolidated group other than the consolidated group of which CLJ is the common parent. No Acquired Company is bound by any currently effective private ruling, closing agreement, or similar agreement with any Taxing Authority relating to Taxes.

                     (c) No Acquired Company has filed a consent pursuant to
         Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by it. No Acquired Company has a permanent establishment in any foreign country or operates or conducts business through any branch in any foreign country. No Acquired Company has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in the accounting method initiated by CLJ or any Acquired Company, and neither CLJ nor CSL has any Knowledge that the IRS has proposed any such adjustment or change in accounting method.

                     (d) Each of CSL and CLJ is a "United States person" within the meaning of Section 7701(a)(30) of the Code.

                     (e) No Acquired Company is or has been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the Treasury Regulations thereunder. No Acquired Company or predecessors by merger or consolidation of any of them has within the past three (3) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to
         Section 355 of the Code.

                     (f) SNH has been provided access by CLJ and CSL to true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of CLJ or any Acquired Company relating to any material amount of Taxes owed by any Acquired Company, and (ii) all material federal, state, local and foreign income, franchise and value added Tax Returns and sales, use and property Tax Returns, together with all schedules and attachments thereto, for each Acquired Company for periods ending after December 28, 1998.

                     (g) Except for those Acquired Companies listed in SECTION 3.19(g) of the Disclosure Schedule, each Acquired Company is (and through the Closing will remain) for federal income tax purposes either a partnership or a disregarded entity that is not separate from its owner, in each case pursuant to Treasury Regulation Section 301.7701-3, and to the extent allowed under applicable Law, each such Acquired Company is (and through the Closing will remain) similarly classified for state and local income tax purposes. No Acquired Company is classified for federal income tax purposes as a publicly traded partnership under Section 7704(b) of the Code.

                     (h) Neither CSL nor any Acquired Company owns 10% or more, by vote or value, of the stock or securities of any one issuer, except for stock or securities in an Acquired Company.

         3.20. FF&E RESERVES, MORTGAGE RESERVES AND WORKING CAPITAL.

                     (a) SECTION 3.20(a) of the Disclosure Schedule contains a true, accurate and complete description of all property comprising the FF&E Reserves as of June 15, 2001, and such FF&E Reserves have, to the Knowledge of CLJ and CSL, been maintained in accordance with the Operating Agreements.

                     (b) SECTION 3.20(b) of the Disclosure Schedule contains a true, accurate and complete description of all property comprising the Mortgage Reserves as of July 13, 2001, and such Mortgage Reserves have, to the Knowledge of CLJ and CSL, been maintained in accordance with the documents governing the Mortgage Loans and the Capital Leases.

                     (c) SECTION 3.20(c) of the Disclosure Schedule contains a true, accurate and complete description of all Working Capital as of July 13, 2001, and the Working Capital has, to the Knowledge of CLJ and CSL, been maintained in accordance with the Operating Agreements.

         3.21. BROKER'S OR FINDER'S FEE.

         Except for Deutsche Banc Alex. Brown, no agent, broker, Person or firm acting on behalf of CLJ or CSL is, or will be, entitled to any fee, commission or broker's or finder's fees from CLJ or any Acquired Company, or from any Person controlling, controlled by, or under common control with CLJ or any Acquired Company, in connection with this Agreement or any of the transactions contemplated hereby.

         3.22. SUPPLEMENTS TO DISCLOSURE SCHEDULE.

         From time to time prior to the Closing Date, CLJ will promptly supplement or amend the Disclosure Schedule with respect to any matter arising which, if existing or occurring at the date of this Agreement would have been required to have been set forth in the Disclosure Schedule or which is necessary to correct the information set forth therein which has been rendered inaccurate. The delivery of any such supplement or amendment shall not in any way constitute a waiver by SNH of any requirement that the representations and warranties of CLJ and CSL be true and correct on the date of this Agreement and on the Closing Date or of any of the conditions set forth in SECTION 6, provided that the disclosure in any such supplement or amendment of any matter arising after the date of this Agreement shall not form the basis of a claim for misrepresentation or breach of a representation under SECTION 7.

                                   SECTION 4.

               REPRESENTATIONS AND WARRANTIES OF SNH AND ACQ. SUB

         SNH and ACQ. SUB each hereby represent and warrant to CLJ and CSL as follows:

         4.1. DUE ORGANIZATION, GOOD STANDING AND POWER.

         SNH is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. ACQ. SUB is a Maryland real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         4.2. AUTHORIZATION AND VALIDITY OF AGREEMENT.

         Each of SNH and ACQ. SUB has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of SNH and ACQ. SUB, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Trustees. No other action on the part of SNH or ACQ. SUB is necessary to authorize the execution, delivery and performance of this Agreement by SNH or ACQ. SUB and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by SNH and ACQ. SUB and is a valid and binding obligation of SNH and ACQ. SUB, enforceable against SNH and ACQ. SUB in accordance with its terms, except that (a) such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         4.3. CONSENTS AND APPROVALS; NO VIOLATIONS.

         Except for any filings required under the HSR Act, Consents required for healthcare Permits, and Consents required in connection with the Lease, none of the execution, delivery or performance of this Agreement by SNH or ACQ. SUB, or the consummation by SNH or ACQ. SUB of any of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Organizational Documents of SNH or ACQ. SUB, (ii) require any Consent of any Governmental Entity, or (iii) violate any Contract, Law, Order or Permit applicable to SNH, ACQ. SUB or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii), such Consents, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on SNH or ACQ. SUB.

         4.4. FINANCIAL STATEMENTS.

         The audited consolidated balance sheets of SNH and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income and cash flows for the fiscal year then ended, complete and correct copies of which have been furnished to CLJ, present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of SNH and its Subsidiaries as at such date and for such fiscal year, as the case may be.

         4.5. BANKRUPTCY.

         None of SNH, ACQ. SUB or their Subsidiaries are now, or have in the past three years has been: a debtor in any bankruptcy or similar proceeding, insolvent, made an assignment for the benefit of creditors, or the subject of a receivership. None of SNH, ACQ. SUB or any of their Subsidiaries is contemplating any of the foregoing or is aware of any credible threat by any third party to file an involuntary bankruptcy petition against any of them.

         4.6. LITIGATION.

         Neither SNH nor ACQ. SUB has received written notice of and, to the Knowledge of SNH and ACQ. SUB, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant thereto; (b) will have a material adverse effect on SNH or ACQ. SUB; or (c) result in or subject SNH or ACQ. SUB to a material liability.

         4.7. BROKER'S OR FINDER'S FEE.

         Except for UBS Warburg LLC, no agent, broker, Person or firm acting on behalf of SNH or ACQ. SUB is, or will be, entitled to any fee, commission or broker's or finder's fees from SNH or ACQ. SUB or from any Person controlling, controlled by, or under common control with, SNH or ACQ. SUB in connection with this Agreement or any of the transactions contemplated hereby.

                                   SECTION 5.

                  ACCESS AND TRANSACTIONS PRIOR TO CLOSING DATE

         5.1. ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS.

                     (a) Between the date of this Agreement and the Closing Date, CLJ and CSL shall, and shall cause each Acquired Company to, upon reasonable notice, afford SNH, and its counsel, accountants, consultants, financing sources and other authorized representatives, reasonable access, during normal business hours, to employees of CLJ familiar with the business of the Acquired Companies and the Properties, to perform due diligence investigations and to examine the books of account and records of the Acquired Companies, including, without limitation, all Contracts affecting the Properties, and make copies thereof, at such reasonable times as SNH or its representatives may request by notice to CLJ (which notice may be oral). No such investigation shall affect the representations and warranties made by CLJ and CSL in this Agreement. Each of CLJ and CSL agrees to cause its officers and the employees of CLJ, in a manner consistent with the fulfillment of their ongoing duties and obligations, to furnish such data and other information and respond to such inquiries as SNH and its representatives shall from time to time reasonably request.

                     (b) Between the date of this Agreement and the Closing Date, SNH shall, upon reasonable notice, afford CLJ, and its counsel, accountants, consultants, financing sources and other authorized representatives, access to employees of SNH familiar with the business of SNH and ACQ. SUB, to perform due diligence investigations and to examine the books of account and records of SNH and ACQ. SUB, and make copies thereof, at such reasonable times as CLJ or its representatives may request by notice to SNH (which notice may be oral). No such investigation shall affect the representations and warranties made by SNH or ACQ. SUB in this Agreement. SNH agrees to cause its officers and the employees of SNH and ACQ. SUB, in a manner consistent with the fulfillment of their ongoing duties and obligations, to furnish such data and other information and respond to such inquiries as CLJ and its representatives shall from time to time reasonably request.

                     (c) Unless otherwise required by Law, SNH shall keep confidential, and cause its counsel, accountants, consultants and other authorized representatives to keep confidential, any nonpublic information obtained pursuant to this SECTION 5.1; notwithstanding the foregoing, however, SNH shall not be required to keep confidential information that (i) is already in its possession (unless such information has been received from CLJ pursuant to the Confidentiality Agreement among CLJ, SNH, HPT and HRPT Properties Trust dated December 5, 2000, as amended by a letter dated July 31, 2001), or (ii) becomes generally available to the public other than as a result of a disclosure by SNH, HPT or HRPT Properties Trust, or (iii) becomes available to SNH on a non-confidential basis from a source other than an Acquired Company or CLJ (provided that SNH has no Knowledge that such source obtained such information subject to confidentiality restrictions).

                     (d) Unless otherwise required by Law, CLJ shall keep confidential, and cause its counsel, accountants, consultants and other authorized representatives to keep confidential, any nonpublic information obtained pursuant to this SECTION 5.1; notwithstanding the foregoing, however, CLJ shall not be required to keep confidential information that (i) is already in its possession (unless such information has been received from SNH pursuant to the Confidentiality Agreement between CLJ and SNH dated February 20, 2001), or (ii) becomes generally available to the public other than as a result of a disclosure by CLJ or an Acquired Company, or (iii) becomes available to CLJ on a non-confidential basis from a source other than SNH (provided that CLJ has no Knowledge that such source obtained such information subject to confidentiality restrictions).

         5.2. TITLE MATTERS.

         Prior to the execution of this Agreement, SNH has ordered from American Title Company (the "TITLE COMPANY") and directed the Title Company promptly to deliver to SNH and CLJ a preliminary title commitment, having an effective date after the date of this Agreement, for an ALTA extended owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "TITLE COMMITMENTS").

         On or before September 30, 2001 (which date shall be extended for an additional period of fifteen days upon the written request of SNH, provided that SNH is proceeding in good faith), SNH shall give CLJ notice of any title exceptions (other than Permitted Liens) which adversely affect any of the Properties in any material respect and as to which SNH reasonably objects, and CLJ shall, within ten Business Days of its receipt of such notice, notify SNH whether CLJ elects to take such action as may be required to cause such exceptions to be removed from the Title Commitments. If CLJ elects to remove the title exception objected to by SNH, such title exception shall be removed from the Title Commitment at or prior to Closing. If CLJ elects not to remove the title exception, SNH shall, within five Business Days of its receipt of notice of CLJ's election not to remove the title exception, elect whether to terminate this Agreement. If SNH does not so terminate this Agreement, the objected to exception shall become a Permitted Lien.

         5.3. SURVEY MATTERS.

         Prior to the execution of this Agreement, SNH has arranged for the preparation of an ALTA survey with respect to each of the Properties (the "SURVEYS"), by a licensed surveyor in the jurisdiction in which each of the Properties is located, which (i) contains an accurate legal description, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and (iv) includes a certification in a form reasonably acceptable to SNH, addressed to SNH, the Title Company and any other persons requested by SNH. SNH will deliver a copy of each Survey promptly to CLJ.

         On or before September 30, 2001 (which date shall be extended for an additional period of fifteen days upon the written request of SNH, provided that SNH is proceeding in good faith), SNH shall give CLJ notice of any matters shown on the Surveys (other than Permitted Liens) which adversely affect any of the Properties in any material respect and as to which SNH reasonably objects, and CLJ shall, within ten Business Days of its receipt of such notice, notify SNH whether CLJ elects to take such action as may be required to cause such matter to be remedied. If CLJ elects to remedy the matter objected to by SNH, such matter shall be remedied at or prior to Closing. If CLJ elects not to remedy such matter, SNH shall, within five Business Days of its receipt of notice of CLJ's election not to remedy the matter, elect whether to terminate this Agreement. If SNH does not so terminate this Agreement, the objected to exception shall become a Permitted Lien.

         5.4. ENVIRONMENTAL AND ENGINEERING REPORTS.

         Prior to the date of this Agreement, CLJ has delivered to SNH, all environmental audits, evaluations, assessments, studies or tests and engineering reports (with respect to roofs, electric, mechanical and structural elements of the Properties) in their possession. After the date hereof, SNH may arrange for the preparation of additional environmental audits, evaluations, assessments, studies or tests and engineering reports with respect to any of the Properties. SNH will direct each firm preparing such audit or report to deliver a copy of such audit or report promptly to CLJ.

         On or before September 30, 2001 (which date shall be extended for an additional period of fifteen days upon the written request of SNH, provided that SNH is proceeding in good faith), SNH shall give CLJ notice of any matters shown thereon which adversely affect any of the Properties in any material respect and as to which SNH reasonably objects, and CLJ shall, within ten Business Days of its receipt of such notice, notify SNH whether CLJ elects to take such action as may be required to cause such matter to be remedied. If CLJ elects to remedy the matter objected to by SNH, such matter shall be remedied at or prior to Closing, or, if such matter cannot be completed by Closing, CLJ shall promptly begin such remediation and diligently pursue completion through and, if necessary, after Closing. If CLJ elects not to remedy such matter, SNH shall, within five Business Days of its receipt of notice of CLJ's election not to remedy the matter, elect whether to terminate this Agreement.

         5.5. CONDUCT OF THE BUSINESS OF THE ACQUIRED COMPANIES PENDING THE CLOSING DATE.

         Except as specifically contemplated by this Agreement, or as set forth in SECTION 5.5 of the Disclosure Schedule, or as required in connection with obtaining the New Loan, and unless CLJ obtains SNH's prior written approval in each instance, until the earlier of (i) the termination of this Agreement or
(ii) the Closing Date:

         (1) CLJ shall and shall cause each Acquired Company to conduct its operations only according to its ordinary and usual course of business consistent with past practice and shall use all commercially reasonable efforts to preserve intact their current business operations, maintain their material Contracts, and maintain satisfactory relationships with lessors, lessees, suppliers, customers, joint venture partners and others having business relationships with them; and

         (2) no Acquired Company shall:

                     (a) except as required by SECTION 5.6, make any change in or amendment to its Organizational Documents other than amendments to change the name of an Acquired Company or amendments or other changes that are ministerial or immaterial to such Acquired Company;

                     (b) issue or sell, or authorize the issuance or sale of, any shares of its capital stock or any other equity securities, or issue or sell, or authorize the issuance or sale of, any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into or create any Contract with respect to the issuance or sale of, any shares of its capital stock or any other equity securities, or make any other changes in its capital structure;

                     (c) sell or pledge or agree to sell or pledge any stock or other equity interest owned by it in any other Person;

                     (d) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities; provided the Acquired Companies (i) shall pay a dividend or other distribution to CLJ in an aggregate amount equal to the proceeds (after reduction for expenses) of the New Loan required by SECTION 5.8, (ii) may make distributions of net income to CLJ and (iii) may upstream all cash in the CSL Subsidiaries and CCC Boynton to CLJ;

                     (e) enter into any Contract which is reasonably expected to involve payment or receipts by any Acquired Company in excess of $100,000 during any twelve month period, or, in cases where the Acquired Company is the party responsible for such payment, which is not terminable without penalty upon 30 days notice, provided, however, that nothing in this SECTION 5.5 shall be deemed to prohibit (i) MSLS as agent for any Acquired Company from entering into any such Contract on behalf of such Acquired Company to the extent contemplated by the Operating Agreements or (ii) CSL or any CSL Subsidiary from purchasing an interest rate cap or other hedge device in respect of the GMAC Mortgage Loans out of monies held as part of the Mortgage Reserves for such purpose, and the remaining balance of such part of the Mortgage Reserves, if released, may be distributed or paid to CLJ;

                     (f) grant any options to purchase common stock or provide for compensation or fringe benefits to any of its directors or officers; enter into any employment, consulting or severance agreement or arrangement with any Person;

                     (g) other than in the ordinary course of business and draws taken under CLJ's corporate lines of credit, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any Lien (except as contemplated by SECTION 5.7(b)) any of the Properties or any other material assets or incur or modify any indebtedness or other material liability; issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person; or make any loan or other extension of credit;

                     (h) sell, assign, transfer, license or modify or amend any rights to any intellectual property owned by or licensed to any Acquired Company, except in the ordinary course of business consistent with past practice;

                     (i) agree to the settlement of any material claim or litigation, other than settlements agreed to by MSLS on behalf of any Acquired Company to the extent contemplated by the Operating Agreements;

                     (j) make or rescind any material Tax election or settle or compromise any material Tax liability (except as permitted to MSLS in the ordinary course of business and in accordance with the Operating Agreements);

                     (k) make any material change in its accounting principles, practices or methods;

                     (l) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (except as contemplated by SECTION 5.7(b)) or (B) make any loans or advances to any other Person, other than to CSL or any CSL Subsidiary; provided, however, that CSL and its Subsidiaries may make draws under the Bankers Trust Line, in any amount, provided that such draws are repaid at or prior to Closing;

                     (m) pay, discharge or satisfy any liabilities other than the payment, discharge or satisfaction of any liabilities in the ordinary course of business if now due and payable and consistent with past practice;

                     (n) delay or postpone the payment of accounts payable or other liabilities, other than in the ordinary course of business consistent with past practice;

                     (o) other than such actions as are permitted to be taken by MSLS in the ordinary course of business and in accordance with the Operating Agreements, take any action, engage in any transaction or enter into any agreement which could reasonably be expected to cause
         (A) any of the conditions in SECTION 6 not to be satisfied, or (B) a Material Adverse Effect;

                     (p) other than in the ordinary course of business, and except for such actions as may be taken by MSLS in the ordinary course of business and in accordance with the Operating Agreements, modify, amend or terminate any material Contract to which it is a party or waive any of its material rights or claims; or

                     (q) agree, in writing or otherwise, to take any of the foregoing actions.

         5.6. CONVERSION OF CERTAIN ACQUIRED COMPANIES.

         On or before the date the Acquired Companies make a distribution or pay a dividend of the proceeds of the New Loan to CLJ, and subject to the receipt of applicable Consents under the Mortgage Loans, the Unsecured Loans, the Capital Leases and the Ground Leases and from partners of the relevant entities, each of the Acquired Companies listed in SECTION 5.6 of the Disclosure Schedule shall be reorganized as a business trust organized under the laws of the State of Maryland so that each such Acquired Company (as reorganized) shall for United States federal income and (to the extent allowed under applicable Law) state and local income tax purposes be classified as a disregarded entity that is not separate from its owner pursuant to Treasury Regulations Section 301.7701-3; PROVIDED that if, after the date hereof, CLJ identifies a material state or local tax liability that would be incurred by CLJ if an identified Acquired Company were to be reorganized as a business trust organized under the laws of the State of Maryland, such Acquired Company shall instead be reorganized as a Delaware limited liability company that would be classified as a disregarded entity that is not separate from its owner pursuant to Treasury Regulations
Section 301.7701-3 unless SNH shall agree to indemnify CLJ against such tax liability. None of CLJ, CSL or any Acquired Company shall take or permit any action to materially modify such tax classification.

         5.7. COOPERATION.

                     (a) Subject to the terms and conditions provided herein, each of CLJ, CSL, ACQ. SUB and SNH shall, and CLJ shall cause each Acquired Company to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, all their reasonable best efforts to obtain, prior to the Closing Date, all Permits and Consents as are necessary for consummation of the transactions contemplated by this Agreement.

                     (b) Each of CLJ and CSL shall, and CLJ shall cause each Acquired Company to, and SNH shall, and shall cause ACQ. SUB to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to execute and deliver, or cause to be executed and delivered all such instruments and documents necessary or desirable in connection with the New Loan, on such business terms as are reasonably acceptable to each of CLJ and SNH and evidenced by instruments and documents which are substantially the same as those evidencing the GMAC Mortgage Loans.

                     (c) Each of CLJ and CSL shall, and CLJ shall cause each Acquired Company to conduct negotiations with MSLS relating to capital expenditure budgets required by the Operating Agreements for each of the Properties for fiscal year 2002, jointly with SNH and ACQ. SUB.

                     (d) SNH shall cooperate with CLJ in providing all necessary information concerning SNH and its Subsidiaries (i) as required by applicable Law including, without limitation, audited financial statements for CLJ to distribute to its shareholders in connection with seeking approval of the transactions contemplated by this Agreement and in connection with other reports required to be filed by CLJ with the Securities and Exchange Commission and (ii) to the extent required in connection with obtaining any Consents (including Consents under the Mortgage Loans, the Unsecured Loans, the Capital Leases and the Ground Leases) required to consummate the transactions contemplated hereby and to obtain the New Loan.

                     (e) CLJ and CSL shall and CLJ shall cause each Acquired Company to cooperate with SNH in providing all necessary information concerning CLJ and its Subsidiaries (i) as required by applicable Law, including, without limitation, additional unaudited and audited financial statements in connection with the distribution by SNH to its shareholders of the equity of the Tenant and other reports required to be filed by SNH with the Securities and Exchange Commission and (ii) to the extent required in connection with obtaining any Consents (including Consents under the Mortgage Loans, the Unsecured Loans, the Capital Leases and the Ground Leases) required to consummate the transactions contemplated hereby and to obtain the New Loan.

                     (f) If the Consent of HMC, as guarantor of the Unsecured Loan in respect of the Leisure Park Community, identified as item 31 in
         SECTION 3.12(a)(ii) of the

         Disclosure Schedule, pursuant to a Guaranty Agreement dated December 1, 1997 in favor of Marine Midland Bank, is required to permit the transactions contemplated by this Agreement, SNH will agree to replace HMC as the guarantor of such Unsecured Loan. If such replacement is not permitted, CLJ will use commercially reasonable efforts to obtain the Consent of HMC prior to Closing, if required. If SNH does not replace HMC as the guarantor, SNH shall indemnify CLJ for the liability of CLJ to HMC (if any) to reimburse HMC for payments made by HMC as guarantor.

                     (g) SNH agrees to replace CLJ as guarantor or indemnitor, as the case may be under the several Guaranties of Recourse Obligations and Environmental Indemnity Agreements (each dated July 3, 2000 or July 28, 2000) each executed by CLJ for the benefit of GMAC in respect of a GMAC Mortgage Loan, subject to the Consent of GMAC. If such Consent is not obtained by the Closing Date with respect to any such Guaranty of Recourse Obligations or Environmental Indemnity Agreement, SNH agrees to indemnify CLJ against any payment made or required to be made by it as guarantor or indemnitor after the Closing Date in accordance with the terms of such Guaranty of Recourse Obligations or Environmental Indemnity Agreement.

         5.8. DIVIDENDS; DISTRIBUTIONS.

         The Acquired Companies will declare and pay dividends and/or make distributions to CLJ in an aggregate amount equal to the proceeds (after reduction for transaction expenses) of the New Loan not later than one Business Day prior to the Closing Date. Such dividends or other distributions shall be treated by the Parties as "distributions" to CLJ for federal income tax purposes under Sections 301, 857(a)(2), and 857(d)(3) of the Code, and under Treasury Regulations 1.1502-13 and 1.1502-33. Solely for federal income (and, to the extent allowable under applicable Law, state and local) tax purposes, such dividends or other distributions shall not be treated by the Parties as part of the Purchase Price.

         5.9. NO SOLICITATION OF OTHER OFFERS.

                     (a) Until this Agreement has been terminated in accordance with SECTION 8 (and the payments, if any, required to be made by CLJ in connection with such termination pursuant to SECTION 8.2 have been made), none of CLJ, CSL, any of their respective Affiliates, nor any of their respective officers (or other senior management employees), directors, representatives, consultants, investment bankers, attorneys, accountants and other agents (collectively, the "REPRESENTATIVES") shall Knowingly (i) encourage, solicit, initiate or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Proposal, (ii) participate in any way in discussions or negotiations with, or furnish or disclose any nonpublic information to, any Person (other than SNH) in connection with any Alternative Proposal, or (iii) enter into any agreement, letter of intent or similar document contemplating or otherwise relating to any Alternative Proposal; provided, however, that this SECTION 5.9(a) shall not prohibit CLJ, CSL or the Representatives from: (i) complying with all applicable laws, rules and regulations, including Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or publicly disclosing the existence of an Alternative Proposal to the extent required by applicable law, or (ii) furnishing non-public information to, or entering into discussions or negotiations with, or accepting an Alternative Proposal from, any person or entity in connection with an unsolicited bona fide written proposal or proposals from any person or entity relating to an Alternative Proposal if CLJ determines in good faith based upon the advice of counsel that such action is required in order for CLJ to comply with its fiduciary obligations under the MGCL. If CLJ or CSL shall receive any offer to purchase (or any request for non-public information concerning CSL's assets in connection with a potential offer to purchase such assets), which it determines it must respond to, it shall (i) inform SNH that an offer or request has been received, and (ii) furnish to SNH the identity of the offeror or Person making the request, and a description of the material terms thereof.

                     (b) As used herein, "ALTERNATIVE PROPOSAL" shall mean (i) any written proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of any Acquired Company or of any class of equity securities of any Acquired Company (including any transaction in the nature of a management acquisition or "going private" transaction involving the Acquired Companies), (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning any shares of equity securities of any Acquired Company, (iii) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction effecting the transfer of any Acquired Company or (iv) any other transaction that relates to the Acquired Companies, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the purchase of the CSL Stock, the CCC Boynton Stock or the CCC Senior Living Stock contemplated hereby or any other transaction that relates to the Acquired Companies that could reasonably be expected to dilute materially the benefits to SNH of the transactions contemplated hereby; PROVIDED, HOWEVER, that no proposal or offer or other transaction described in any of clauses (i) through
         (iii) above that occurs after the eighteen month period referred to in
         Section 2.6 and that involves one of the Communities or CSL Subsidiaries or CCC Boynton that was excluded from the transaction in accordance with SECTION 6.1(c) shall constitute an Alternative Proposal.

         5.10. NOTIFICATION OF CERTAIN MATTERS.

         CLJ shall give prompt notice to SNH, and SNH shall give prompt notice to CLJ, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect at any time from the date of this Agreement to the Closing. Each of CLJ and SNH shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         5.11. HSR ACT FILING.

         SNH and CLJ shall, as promptly as practicable, file, or cause to be filed, any required notification and report forms under the HSR Act with the Federal Trade Commission (the

"FTC") and the Antitrust Division of the United States Department of Justice (the "ANTITRUST DIVISION") in connection with the transactions contemplated by this Agreement, and will use all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. SNH and CLJ will each furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

         5.12. PUBLIC ANNOUNCEMENTS.

         CLJ and SNH shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement or without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange or automated quotation system which CLJ or SNH is a party to, if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         5.13. CLJ STOCKHOLDER APPROVAL.

         CLJ shall submit this Agreement and the transactions contemplated by this Agreement for the approval by its stockholders at a special meeting of stockholders to be held not later than March 31, 2002 (provided that such date may be postponed to not later than June 30, 2002 upon the written request of CLJ, provided that CLJ is proceeding in good faith), and, subject to the fiduciary duties of its Board of Directors, CLJ shall recommend approval of this Agreement and the transactions contemplated by this Agreement and shall use its reasonable business efforts to obtain stockholder approval.

                                   SECTION 6.

                                   CONDITIONS

         6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS.

         The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver (subject to applicable Law) at or prior to the Closing of each of the following conditions:

                     (a) APPROVAL OF SALE OF STOCK. The sale of the CSL Stock to ACQ. SUB pursuant to this Agreement shall have been approved and adopted by the requisite vote of or consent by the holders of common stock of CLJ entitled to vote thereon in accordance with applicable Law and CLJ's Organizational Documents.

                     (b) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated and no action shall have been instituted by the Antitrust Division or the FTC challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall have not been withdrawn or terminated.

                     (c) CONSENTS. All Consents (i) listed in SECTION 6.1(c) of the Disclosure Schedule, (ii) that are required in connection with the Lease, (iii) that pertain to the conversion of certain of the Acquired Companies in accordance with Section 5.6, and (iv) relating to healthcare Permits (including Medicare and Medicaid provider agreements) shall have been obtained and shall (to the extent required) contemplate and permit the Lease; provided if, using commercial reasonable efforts, CLJ is unable to obtain one or more of the Consents referenced on SECTION 6.1(c) of the Disclosure Schedule for CCC Boynton, Lexington at Country Place or Lafayette at Country Place (A) the Purchase Price shall be reduced by the relevant Consent Reduction Amount, (B) the relevant CSL Subsidiary and Community shall be deleted from the definitions of Communities, Properties, CSL Subsidiaries and from the description of the Assets and (C) the Acquired Companies shall be relieved from and indemnified against any liabilities of CCC Boynton or CCC of Kentucky, Inc., as the case may be, on terms acceptable to SNH, whereupon the conditions of obtaining those Consents (subject to the provisions of SECTION 2.6) is deemed waived. To the extent modifications to the Lease are reasonably required to obtain any Consent required pursuant to this Agreement, so long as such modifications do not (taking into account the plan of SNH to spin off Tenant as a separate public company) affect the qualification of SNH or any Subsidiary of SNH as a "real estate investment trust" or a "qualified REIT subsidiary", as the case may be, under the Code, SNH will not, and will cause Tenant not to, unreasonably decline to make such modifications.

                     (d) INJUNCTION. No preliminary or permanent injunction, judgment or other order shall have been issued by any federal, state or foreign court or by any Governmental Entity and be in effect on the Closing Date which prohibits, restrains, restricts or enjoins the consummation of the transactions contemplated by this Agreement.

                     (e) STATUTES. No federal, state or foreign statute, law, rule, regulation, executive order, judgment, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits, restrains, restricts or enjoins the consummation of the transactions contemplated by this Agreement or has the effect of making the transactions contemplated by this Agreement illegal.

                     (f) TAX ALLOCATION AGREEMENT. CLJ, CSL, the Acquired Companies, ACQ. SUB and SNH shall have entered into a Tax Allocation Agreement in the form of EXHIBIT D.

                     (g) MARRIOTT AGREEMENTS. The Marriott Agreements shall be in full force and effect on the Closing Date (except for the Noncompetition Agreement and the Transition Agreements, so long as such agreements have been terminated without expense or liability to any of the Acquired Companies); MI, MSLS and HMC, as the case may be, shall have given their Consent to the assignment of the Operating Agreements to Tenant, the assignment of the Pooling Agreements to CSL, the assignment of the MI Indemnity Agreement to SNH and given such other Consents as are required in connection with the transactions contemplated by this Agreement. CLJ and CSL, on the one hand, and SNH, ACQ. SUB and Tenant, on the other, shall have fully complied with all applicable provisions of the Marriott Agreements; provided the Marriott Agreements shall have been amended to provide that neither SNH nor any Subsidiary of SNH shall be subject to any agreement not to compete or which would otherwise limit the conduct of their businesses and further provided that if, in connection with any Consent, MI, MSLS or HMC shall require any modification of or supplement to any of the Marriott Agreements or shall impose any other condition on their Consent, such modification, supplement or condition shall be in form and substance acceptable to SNH.

         6.2. CONDITIONS TO OBLIGATIONS OF CLJ AND CSL.

         The obligations of CLJ and CSL to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by CLJ and CSL) at or prior to the Closing of each of the following conditions:

                     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SNH and ACQ. SUB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, provided, however, that such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a material adverse effect on the ability of SNH or ACQ. SUB to consummate the transactions contemplated by this Agreement.

                     (b) LEASE AMENDMENTS. The subleases (and the related pledge agreements) between CLJ and HPT listed in SECTION 6.2(b) of the Disclosure Schedule for the properties known as CYBM and RIBM hotels shall have been amended as provided in EXHIBIT E; the costs and expenses of HPT in connection therewith shall have been paid by SNH and the costs and expenses of HMC in connection therewith shall have been paid by CLJ.

                     (c) COVENANTS. SNH and ACQ. SUB shall have complied in all material respects with their respective obligations under the terms of this Agreement.

                     (d) CERTIFICATE. CLJ shall have received a certificate signed by the president and chief financial officer of SNH certifying to the fulfillment of the conditions set forth above in this SECTION 6.2.

                     (e) OPINION OF COUNSEL. CLJ shall have received an opinion of Sullivan & Worcester LLP, counsel to SNH and ACQ. SUB, in form and substance reasonably acceptable to CLJ.

         6.3. CONDITIONS TO OBLIGATIONS OF SNH AND ACQ. SUB.

         The obligations of SNH and ACQ. SUB to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by SNH) at or prior to the Closing Date of each of the following conditions:

                     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CSL and CLJ set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, provided, however, that such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a Material Adverse Effect.

                     (b) COVENANTS. CLJ and CSL shall have complied in all material respects with their obligations under the terms of this Agreement.

                     (c) ESTOPPEL CERTIFICATES. SNH shall have received estoppel certificates dated within sixty (60) days of the Closing Date executed by (i) each lender holding a Mortgage Loan, the lessor under the Ground Lease and each lessor under a Capital Lease, which shall specify the principal and interest balance outstanding and/or future rent(s), the amount of the Mortgage Reserves and other reserves held by such lender or lessor, and the date of the most recent payment thereunder, the prepayment premium (for the GMAC Mortgage Loans only), if any, and shall confirm whether a notice of default has been sent to the applicable borrower or lessee, and shall otherwise be in a form reasonably acceptable to SNH; and (ii) MI and/or MSLS with respect to each of the Operating Agreements, which shall specify the FF&E Reserves balance as of the end of the 2001 fiscal year and amounts due for owner funded capital expenditures for the 2001 fiscal year and the capital expenditures budget (including separately, those expenditures expected to be paid from the FF&E Reserve and those expected to be paid by owners) for the 2002 fiscal year, and shall confirm whether a notice of default has been sent to the applicable Acquired Company, and shall otherwise be in a form reasonably acceptable to SNH.

                     (d) TITLE INSURANCE; ABSENCE OF LIENS. The Title Company shall be prepared, subject only to payment of the applicable premiums, to issue title insurance policies, or endorsements thereto, to the Acquired Companies, insuring title to the Properties is vested in the Acquired Companies, pursuant to ALTA title insurance policies in form and substance reasonably satisfactory to SNH, subject only to the Permitted Liens, or such other exceptions as may be approved by SNH. No Liens shall exist on any Assets (including the CSL Stock, the CCC Boynton Stock and the CCC Senior Living Stock), except for Permitted Liens and Liens disclosed in SECTIONS 2.1 or 3.12(b) of the Disclosure Schedule, and the CSL Subsidiaries that guarantied the Bankers Trust Line shall have been released as guarantors thereunder.

                     (e) OPERATING AGREEMENTS. The Operating Agreements shall be in full force and effect on the Closing Date, the FF&E Reserves shall have been fully funded through the Closing Date as required by the Operating Agreements, Working Capital shall have been maintained in a manner consistent with past practice and shall be at customary levels on the Closing Date and all amounts due MI/MSLS with respect to any of the Properties, whether arising under the Operating Agreements or otherwise, shall have been paid in full on the Closing Date.

                     (f) MORTGAGE RESERVES. The Mortgage Reserves shall have been fully funded through the Closing Date as required by the Mortgage Loans and the Capitalized Leases.

                     (g) CONVERSION OF CERTAIN ACQUIRED COMPANIES. Not later than two Business Days prior to the Closing Date (and in any event prior to the closing of the New Loan) each of the Acquired Companies listed in SECTION 5.6 of the Disclosure Schedule shall have been reorganized as a business trust organized under the laws of the State of Maryland (or, subject to the proviso to the first sentence of SECTION 5.6, a Delaware limited liability company) in accordance with
         SECTION 5.6.

                     (h) CLOSING OF NEW LOAN. The New Loan shall have closed, and New Loan proceeds of not less than $150,000,000 and not more than $175,000,000 (before reduction for all transaction expenses associated with the New Loan) shall have been disbursed to one or more of the Acquired Companies, not later than two Business Days prior to the Closing Date.

                     (i) DIVIDENDS; DISTRIBUTIONS. The Acquired Companies shall have declared and paid dividends and/or made distributions to CLJ in an aggregate amount equal to the proceeds (after reduction for all transaction expenses associated with the New Loan) of the New Loan not later than one Business Day prior to the Closing Date.

                     (j) PRIOR TAX MATTERS AGREEMENTS. MI, MSLS, HMC and Host Marriott L.P., as the case may be, shall have consented to the assignment by CLJ of certain of its rights under the Prior Tax Matters Agreements to SNH pursuant to the Tax Allocation Agreement and shall have confirmed the Prior Tax Matters Agreements are in force and effect.

                     (k) WOODLANDS. The limited partnership interests in Panther Holdings Level I, L. P., a Delaware limited partnership ("PANTHER HOLDINGS") that are not owned by an Acquired Company on the date hereof shall either have been acquired by an Acquired Company prior to the Closing Date, or CLJ shall have entered into an agreement with SNH in form reasonably acceptable to SNH pursuant to which CLJ shall agree to indemnify SNH for 50% of the actual costs incurred by SNH or its Affiliates after the Closing Date to purchase or redeem such limited partnership interests in Panther Holdings; provided that CLJ's obligation to pay such costs shall be limited to $250,000.

                     (l) GABLES. CLJ shall have either paid the Contingent Purchase Price payable under Section 1.2.3 of the Agreement for Purchase and Sale for the Community known as Gables of Winchester dated as of December 10, 1997 on or prior to the Closing Date, or CLJ shall have entered into an agreement with SNH in form reasonably acceptable to SNH pursuant to which CLJ shall agree to indemnify SNH for any amounts payable or paid by SNH or its Affiliates after the Closing Date pursuant to such provision.

                     (m) CERTAIN RESIGNATIONS. The existing officers, directors and managers of each of the Acquired Companies shall have resigned effective as of the Closing Date (provided that any "independent" manager or director of any Acquired Company will only be required to resign if s/he is replaced with another qualified "independent" manager or director).

                     (n) CERTIFICATE. SNH shall have received a certificate signed on behalf of CLJ and CSL by their respective chief executive officers and chief financial officers certifying to the fulfillment of the conditions set forth above in this SECTION 6.3.

                     (o) OPINION OF COUNSEL. SNH shall have received an opinion of Arnold & Porter, counsel to CLJ, in form and substance reasonably acceptable to SNH.

                                   SECTION 7.

                     NATURE AND SURVIVAL OF REPRESENTATIONS
                  AND WARRANTIES; INDEMNIFICATIONS; TAX MATTERS

         7.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

         All representations and warranties of the parties set forth in this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing. Such representations and warranties, and the rights of the parties to seek indemnification with respect thereto, shall expire, except with respect to claims asserted prior to and pending at the time of expiration, twelve (12) months following the Closing provided that the representations and warranties contained in SECTIONS 3.1, 3.2, 3.3 and 3.4 shall survive indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law) and provided further that the representations and warranties contained in SECTIONS 3.13 and 3.19 shall survive until the expiration of the applicable statute of limitations (including any waivers or extensions thereof). All such representations and warranties shall be deemed to have been given and made on the date hereof and as of the Closing Date.

         7.2. CLJ'S AGREEMENT TO INDEMNIFY.

                     (a) Subject to SECTION 7.1, CLJ shall defend, indemnify and hold harmless SNH, its Affiliates and their respective officers, trustees, employees and agents (the "SNH INDEMNITEE"), from and against and in respect of any and all losses, damages, liabilities, deficiencies, taxes, costs and expenses including, without limitation, interest, penalties, and reasonable attorney's fees and expenses (collectively, "LOSSES"), asserted against, relating to, imposed upon or incurred by the SNH Indemnitee resulting from, arising out of, or in connection with: (i) any breach by CLJ or CSL of any of their respective representations or warranties contained in this Agreement;
         (ii) any breach by CLJ or CSL of any of their respective covenants, agreements or obligations contained in this Agreement and (iii) any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

                     (b) Anything in this SECTION 7 to the contrary notwithstanding: (i) no amounts of indemnity shall be payable as a result of a claim, unless and until the SNH Indemnitee has suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $500,000 in the aggregate, and (ii) the indemnification obligations of CLJ in respect of the Losses indemnified against shall not exceed the Purchase Price.

         7.3. SNH'S AGREEMENT TO INDEMNIFY.

                     (a) Subject to SECTION 7.1, SNH shall defend, indemnify and hold harmless CLJ, its Affiliates and their respective, officers, directors, employees and agents (the "CLJ INDEMNITEE"), against and in respect of any Losses resulting from: (i) any breach by SNH of any of its representations or warranties contained in this Agreement; (ii) any breach by SNH of any of its covenants, agreements or obligations contained in this Agreement and (iii) any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

                     (b) Anything in this SECTION 7 to the contrary notwithstanding, no amounts of indemnity shall be payable as a result of a claim, unless and until the CLJ Indemnitee has suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $500,000 in the aggregate.

         7.4. THIRD PARTY CLAIMS.

                     (a) Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party ("INDEMNIFIED PARTY") shall give written notice of such claim to the party obligated to provide indemnification hereunder ("INDEMNIFYING Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of its indemnification obligation or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby.

                     (b) The Indemnifying Party shall be entitled to elect to participate in the defense of and, if it so chooses, to assume the defense of such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Upon any such election by the Indemnifying Party to assume the defense of such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, PROVIDED, HOWEVER, that (i) if the Indemnified Party shall have reasonably concluded that separate counsel is required because a conflict of interest would otherwise exist, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party and (ii) the Indemnified Party may, at its option and at its own expense, participate in such defense and employ counsel separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period in which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party failed to give the notice provided above). The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this SECTION 7. The parties shall also cooperate in any such defense, give each other full access to all non-privileged information relevant thereto and make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. Unless the sole relief is monetary damages which are payable in full by the Indemnifying Party, the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

         7.5. PURCHASE PRICE ADJUSTMENT.

         Any amount paid by CLJ on the one hand, or SNH on the other hand, to the other pursuant to this SECTION 7 will be treated for federal income tax purposes as an adjustment to the Purchase Price.

                                   SECTION 8.

                                   TERMINATION

         8.1. TERMINATION.

         This Agreement may be terminated at any time (subject to the provisions of this SECTION 8.1) prior to the Closing Date:

                     (a) by mutual agreement of CLJ and SNH;

                     (b) by either SNH or CLJ, in writing, if for any reason (other than a default by the noticing Party) the Closing has not occurred by June 30, 2002, except that no Party shall have the right to terminate under this SECTION 8.1(b) if the conditions precedent to such Party's obligation to close have been or at Closing would be satisfied or have been waived by such Party and such Party has nonetheless failed or refused to close;

                     (c) by either SNH or CLJ in writing, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on SNH and/or CSL or CLJ, which prohibits or restrains SNH and/or CSL or CLJ from consummating the transactions contemplated by this Agreement, provided that SNH and CSL and CLJ shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 90 days after entry, by any such court or governmental or regulatory agency;

                     (d) by CLJ in writing:

                         (i) if the conditions set forth in SECTIONS 6.1 and 6.2
                     shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by SNH or otherwise by June 30, 2002;

                         (ii) if, by September 15, 2001, HPT shall not have
                     agreed, subject to the occurrence of the Closing, to satisfy the condition contained in SECTION 6.2(b) pursuant to an amendment acceptable to each of HPT and CLJ;

                         (iii) if SNH shall have (i) failed to perform in any
                     material respect its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) breached any of its representations or warranties contained in this Agreement, provided that the breach of such representations or warranties, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a material adverse effect on the ability of SNH or ACQ. SUB to consummate the transactions contemplated by this Agreement;

                     (e) by SNH in writing:

                         (i) pursuant to SECTION 5.2, SECTION 5.3 or SECTION
                     5.4;

                         (ii) the conditions set forth in SECTIONS 6.1 and 6.3
                     shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by CLJ or otherwise by June 30, 2002;

                         (iii) if CSL or CLJ shall have (i) failed to perform in
                     any material respect its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date, or (ii) breached any of its representations or warranties contained in this Agreement, provided that the breach of such representations or warranties, without regard to any materiality qualifiers contained therein, individually or in the aggregate, results or could reasonably be likely to result in a Material Adverse Effect; or

                     (f) by either SNH or CLJ, in writing, (i) at any time following the rejection of this transaction by CLJ's shareholders or
         (ii) if CLJ accepts an Alternative Proposal.

         8.2. EFFECT OF TERMINATION.

                     (a) If this Agreement is terminated by either SNH or CLJ pursuant to SECTION 8.1, this Agreement shall become void and there shall be no further obligation on the part of any of SNH, CSL or CLJ (except for the provisions of SECTION 9.6 and as set forth in this SECTION 8.2, which shall survive such termination).

                     (b) If this Agreement is terminated by either SNH or CLJ pursuant to SECTION 8.1, except as provided in SECTION 8.2(g), the Deposit shall be paid to SNH.

                     (c) If CLJ or SNH terminates this Agreement because, on or prior to December 14, 2001, CLJ's shareholders have rejected this transaction at a meeting of stockholders called to approve this transaction, CLJ shall immediately pay to SNH $7,500,000 by wire transfer of immediately available funds to an account designated by SNH. If thereafter CSL or substantially all of the Assets are sold or contracted for sale to a third party on or before August 9, 2003, then, on the date of the closing of such sale, CLJ will pay SNH an additional $7,500,000.

                     (d) If CLJ or SNH terminates this Agreement because, after December 14, 2001, CLJ's shareholders have rejected this transaction at a meeting of stockholders called to approve this transaction, CLJ shall immediately pay to SNH $15,000,000 by wire transfer of immediately available funds to an account designated by SNH.

                     (e) If CLJ or SNH terminates this Agreement because CLJ accepts an Alternative Proposal, CLJ shall immediately pay SNH $15,000,000 by wire transfer of immediately available funds to an account designated by SNH.

                     (f) If SNH terminates this Agreement because any of the conditions set forth in SECTIONS 6.1 or 6.3 shall not have been complied with as a result of the willful acts or omissions of CLJ or an Acquired Company, CLJ shall immediately pay SNH a fee of $15,000,000 by wire transfer of immediately available funds to an account designated by SNH.

                     (g) If CLJ terminates this Agreement because any of the conditions set forth in SECTIONS 6.1 or 6.2 shall not have been complied with as a result of the willful acts or omissions of SNH or if SNH fails to close because it does not have sufficient funds to pay the Purchase Price (other than as a result of the failure to obtain or close the New Loan), the Deposit shall be paid to CLJ and SNH shall immediately pay CLJ an amount by wire transfer of immediately available funds to an account designated by CLJ which, together with the Deposit, represents a fee of $15,000,000.

                                   SECTION 9.

                            MISCELLANEOUS PROVISIONS

         9.1. NOTICES.

         Except where oral notice is specifically provided for herein, all notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

         To SNH:

                  Senior Housing Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn: David J. Hegarty, President and Chief Operating Officer Telecopy No.: (617) 796-8349

         with a copy to (which shall not constitute notice):

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Richard Teller
                  Telecopy No.: (617) 338-2880

         To CSL or CLJ:

                  c/o Crestline Capital Corporation
                  6600 Rockledge Drive, Suite 600
                  Bethesda, Maryland  20817
                  Attn: Tracy M. J. Colden, Senior Vice President and
                      General Counsel
                  Telecopy No.: (240) 694-2040

         with a copy to (which shall not constitute notice):

                  c/o Crestline Capital Corporation
                  6600 Rockledge Drive, Suite 600
                  Bethesda, Maryland  20817
                  Attn: Larry K. Harvey, Senior Vice President and Treasurer Telecopy No.: (240) 694-2286

or to such other representative or at such other address of a Party as such Party may furnish to the other Party by notice similarly given.

         9.2. SCHEDULES AND EXHIBITS.

         The Schedules, Exhibits and all documents expressly referred to in this Agreement, are incorporated into this Agreement and are made a part of this Agreement as if set out in full.

9.3.     COMPUTATION OF TIME.

         Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a day other than a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

         9.4. ASSIGNMENT: SUCCESSORS IN INTEREST.

         No assignment or transfer by SNH, CSL or CLJ, of its rights and obligations under this Agreement prior to the Closing shall be made except with the prior written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns, and any reference to a Party shall also be a reference to a permitted successor or assign.

         9.5. NO THIRD-PARTY BENEFICIARIES.

         With the exception of the Parties, there shall exist no right of any person, including, without limitation, creditors of CSL or CLJ, to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         9.6. EXPENSES.

         Except as otherwise provided below, CLJ (for itself and CSL) and SNH (for itself and ACQ. SUB) shall each pay their own attorneys', accountants' and other advisors' fees and costs, costs of internal personnel and filing fees charged by a governmental authority with respect to filings made by such Party in connection with the transactions contemplated by this Agreement. SNH shall pay: (i) the GMAC Fee and all other fees and expenses incurred in connection with the assumption or termination of the GMAC Mortgage Loans; (ii) all costs for Permits relating to healthcare licensing of the Communities arising out of the transactions contemplated by this Agreement (which shall not include costs incurred in connection with such Permits not being in full force and effect as of the date of this Agreement, which costs shall be paid by CLJ); (iii) all fees and costs (including any Transfer Taxes) incurred in connection with the conversion of any Subsidiaries pursuant to SECTION 5.6 or in connection with the New Loan (without duplication for amounts by which the Purchase Price is increased pursuant to SECTION 2.3(a)(b)(B)) or as required in connection with the GMAC Mortgage Loans; (iv) the cost of any "Earnings and Profits" analysis; and (v) any prepayment penalty or fee, or other fees and costs incurred in connection with the prepayment of the Nomura Mortgage Loan. All other costs associated with the transactions contemplated by this Agreement and not paid for as provided above in this SECTION 9.6, including, without limitation, filing fees paid in connection with filings under the HSR Act, Transfer Taxes, title insurance premiums, costs of surveys and environmental reports, any fees or costs paid to obtain the Consent of any Person (whether or not listed in SECTION 6.1(c) of the Disclosure Schedule), and the fees and costs incurred in connection with preparing audited financial statements pursuant to SECTION 3.8(b) of this Agreement, shall be paid one-half by SNH and one-half by CLJ, provided that fees paid to obtain the Consent of any Person (other than the GMAC
Fee) including without limitation, any fees paid or costs incurred in connection with the matters set forth in SECTIONS 5.7(f) and 6.3(k), but excluding fees paid by either SNH or CLJ and referred to in SECTION 6.2(b) shall not be incurred by either Party (if included as a fee or cost to be paid under this sentence) without the consent of the other, such consent not to be unreasonably withheld.

         9.7. INVESTIGATIONS.

         The respective representations and warranties of CSL, CLJ and SNH contained in this Agreement or in any Schedule, certificate, or other document delivered by any Party prior to Closing shall not be deemed waived or otherwise affected by any investigation made by a Party.

         9.8. NUMBER; GENDER.

         Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         9.9. CAPTIONS.

         The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this

Agreement and all references to Schedules and Exhibits are references to Schedules and Exhibits to this Agreement.

         9.10. AMENDMENTS.

         To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by all of the Parties upon the approval of the general partner, board of directors or board of trustees, as the case may be, of each of the Parties.

         9.11. INTEGRATION: WAIVER.

         This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement (except (i) the, Confidentiality Agreement among CLJ, SNH, HPT and HRPT Properties Trust dated December 5, 2000, as amended by a letter dated July 31, 2001 and (ii) by a Confidentiality Agreement dated as of February 20, 2001 between SNH and CLJ, each of which shall continue in full force and effect) and constitutes the entire agreement among the Parties. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

         9.12. GOVERNING LAW.

         This Agreement is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Maryland (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Maryland).

         9.13. CONSENT TO JURISDICTION.

         To the extent permitted by applicable Law, the Parties absolutely and irrevocably consent and submit to the nonexclusive jurisdiction of the courts of the State of Maryland and of any federal court located in said jurisdiction in connection with any actions or proceedings brought against a Party by any other Party arising out of or relating to the transactions contemplated by this agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each Party hereby waives and agrees not to assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable Law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property, or (c) any such suit, action or proceeding is brought in an inconvenient forum in any such action or proceeding. To the fullest extent permitted by applicable Law, each Party hereby absolutely and irrevocably waives trial by jury.

         9.14. SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         9.15. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be considered one and the same agreement, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

         9.16. SNH LIMITATION OF LIABILITY.

         The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

         9.17. ACQ. SUB LIMITATION OF LIABILITY.

         The Declaration of Trust of ACQ. SUB, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "SNH/CSL Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of ACQ. SUB shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, ACQ. SUB. All persons dealing with ACQ. SUB in any way shall look only to the assets of ACQ. SUB for the payment of any sum or the performance of any obligation

         9.18. CLJ LIMITATION OF LIABILITY.

         No director, officer, shareholder, employee or agent of CLJ shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, CLJ or its Subsidiaries hereunder. All persons dealing with CLJ in any way shall look only to the assets of CLJ for the payment of any sum or the performance of any obligation.


         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         EXECUTED under seal as of the date first above written.

                         SENIOR HOUSING PROPERTIES TRUST

                         By: /s/ David J. Hegarty
                             --------------------------------------------------
                         Name: David J. Hegarty
                         Title: President

                         SNH/CSL PROPERTIES TRUST

                         By: /s/ David J. Hegarty
                             --------------------------------------------------
                         Name: David J. Hegarty
                         Title: President

                         CSL GROUP, INC.

                         By: /s/ James L. Francis
                             --------------------------------------------------
                         Name: James L. Francis
                         Title: President

                         CRESTLINE CAPITAL CORPORATION

                         By: /s/ Bruce D. Wardinski
                             --------------------------------------------------
                         Name: Bruce D. Wardinski
                         Title: Chief Executive Officer and President

                                                                       EXHIBIT A

                                                                     COMMUNITIES

--------------------------------------------------------------------
                      PROPERTY                        STATE
--------------------------------------------------------------------
1       Forum at Memorial Woods                Texas
--------------------------------------------------------------------
2       Forum at Tucson                        Arizona
--------------------------------------------------------------------
3       Forum at Brookside                     Kentucky
--------------------------------------------------------------------
4       Forum at Overland Park                 Kansas
--------------------------------------------------------------------
5       Forum at Desert Harbor                 Arizona
--------------------------------------------------------------------
6       Forum at Park Lane                     Texas
--------------------------------------------------------------------
7       Forum at Deer Creek                    Florida
--------------------------------------------------------------------
8       Foulk Manor South                      Delaware
--------------------------------------------------------------------
9       Tiffany House                          Florida
--------------------------------------------------------------------
10      Fountainview                           Florida
--------------------------------------------------------------------
11      Coral Oaks                             Florida
--------------------------------------------------------------------
12      Springwood Court                       Florida
--------------------------------------------------------------------
13      Lafayette at Country Place             Kentucky
--------------------------------------------------------------------
14      Lexington at Country Place             Kentucky
--------------------------------------------------------------------
15      The Forum at Knightsbridge             Ohio
--------------------------------------------------------------------
16      The Forum at Pueblo Norte              Arizona
--------------------------------------------------------------------
17      The Forum at the Crossing              Indiana
--------------------------------------------------------------------
18      Forwood Manor                          Delaware
--------------------------------------------------------------------
19      Remington Club I                       California
--------------------------------------------------------------------
20      Remington Club II                      California
--------------------------------------------------------------------
21      The Montebello on Academy              New Mexico
--------------------------------------------------------------------
22      Foulk Manor North                      Delaware
--------------------------------------------------------------------
23      Millcroft                              Delaware
--------------------------------------------------------------------
24      Shipley Manor                          Delaware
--------------------------------------------------------------------
25      Park Summit at Coral Springs           Florida
--------------------------------------------------------------------
26      The Montevista at Coronado             Texas
--------------------------------------------------------------------
27      Myrtle Beach Manor                     South Carolina
--------------------------------------------------------------------
28      The Forum at Lincoln Heights           Texas
--------------------------------------------------------------------
29      Leisure Park                           New Jersey
--------------------------------------------------------------------
30      The Gables at Winchester               Massachusetts
--------------------------------------------------------------------
31      Forum at Woodlands                     Texas
--------------------------------------------------------------------
32      Boynton Beach                          Florida
--------------------------------------------------------------------

                                    EXHIBIT B

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of August 9, 2001 by and among Senior Properties Housing Trust ("SNH"), Crestline Capital Corporation ("CLJ"), and American Title Company (the "Escrow Agent").

                                  R E C I T A L:

         SNH and CLJ have entered into a Stock Purchase Agreement (the "Agreement") dated as of August 9, 2001, an executed copy of which has been provided to the Escrow Agent, pursuant to which, INTER ALIA, SNH/CLS Properties Trust will acquire certain assets of CLJ on the terms and conditions set forth in the Agreement.

         Pursuant to the Agreement, SNH has agreed to deposit $7,500,000 into escrow upon execution of this Escrow Agreement subject to the terms and conditions set forth in the Agreement and in this Escrow Agreement.

         NOW, THEREFORE, the parties agree as follows:

         SECTION 1. DEFINED TERMS. Terms not otherwise defined herein shall have the respective meanings prescribed therefor in the Agreement. The following terms are defined in this Escrow Agreement:

         "Bank" is Bank One, N.A..

         "Escrow Fund" is defined in Section 3 of this Escrow Agreement.

         SECTION 2. APPOINTMENT OF ESCROW AGENT. SNH and CLJ hereby appoint the Escrow Agent as the escrow agent to hold the Escrow Fund in accordance with the terms and conditions of this Escrow Agreement.

         SECTION 3. DELIVERY AND RECEIPT OF FUNDS. Simultaneously with the execution of this Escrow Agreement, SNH shall deliver to the Escrow Agent the sum of $7,500,000 in immediately available funds by wire transfer. The Escrow Agent shall open an escrow account in the name of the Escrow Agent at the Bank and shall deposit into such account such immediately available funds. The amount so deposited, including accrued interest thereon, is referred to as the "Escrow Fund." Receipt of the Escrow Fund from SNH is hereby acknowledged by the Escrow Agent.

         SECTION 4. INVESTMENT OF ESCROW FUND. Until distributed and released in accordance with the terms and conditions of this Escrow Agreement, the Escrow Agent shall invest the Escrow Fund in a so-called "money market" deposit fund with the Bank or in such other liquid, investment grade securities as may be specified in writing by SNH and CLJ (CLJ's consent to

SNH's choice of investment shall not be unreasonably withheld). The parties must furnish any form W-9 and any authorization to invest required by Bank.

         SECTION 5. RELEASE OF ESCROW FUND.

                  (a) Upon receipt of joint written notice from SNH and CLJ, Escrow Agent shall release all or such portion of the Escrow Fund as directed in such notice.

                  (b) Upon receipt of written notice from SNH that the Agreement has been terminated pursuant to Section 8.1 of the Agreement and not pursuant to
Section 8.2(f) of the Agreement, the Escrow Agent shall distribute and release the Escrow Fund to SNH in accordance with wire transfer information contained in the notice.

                  (c) Upon receipt of written notice from CLJ that the Agreement has been terminated pursuant to Section 8.2(f) of the Agreement, the Escrow Agent shall distribute and release the Escrow Fund to CLJ in accordance with wire transfer information contained in the notice.

                  (d) Upon receipt of written notice from SNH directing Escrow Agent to release all or a portion of the Escrow Fund to CLJ, Escrow Agent shall release all or such portion of the Escrow Fund to CLJ as so directed.

         Any notice given pursuant to this Section 5 shall contain a certification by the sending party that a copy of such notice has been concurrently sent to the other party. On the later of the second business day (by 2:00 PM, Eastern Standard Time) after receipt of the notice from the sending party or the date specified in the notice, provided that the Escrow Agent shall not have received a contrary instruction (by 2:00 PM, Eastern Standard Time on the later of the second business day after receipt of the notice from the sending party or the date specified in the notice) from the other party, the Escrow Agent shall deliver the Escrow Fund to the party so specified. If the Escrow Agent has received such a contrary instruction, it shall release the Escrow Fund only pursuant to a joint direction in writing of SNH and CLJ or pursuant to the decision of a court of competent jurisdiction. Upon distribution and release of the Escrow Fund, this Escrow Agreement shall be deemed terminated and the Escrow Agent shall be released and discharged from all further obligations hereunder.

         SECTION 6. DUTIES OF ESCROW AGENT. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which SNH and CLJ hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow
Agent:

                  (a) The Escrow Agent acts hereunder as a depositary only, and is not responsible or liable in any manner whatever for any investment made pursuant to the provisions of Section 4 or any failure, refusal or inability of the Bank to release or make payment pursuant to the Escrow Agent's direction of said Escrow Fund, including by reason of insolvency or bankruptcy of the Bank.

                  (b) The Escrow Agent shall not be liable for acting upon any written notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

                  (c) It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that it shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done, except for its own willful misconduct, breach of fiduciary duty, bad faith or gross negligence or that of its officers, directors, employees and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect, provided, only, that the Escrow Agent and its officers, directors, employees and agents shall not have been guilty of willful misconduct, breach of fiduciary duty, bad faith or gross negligence in making such determination.

                  (d) The Escrow Agent may consult with, and obtain advice from, legal counsel including its own officers, employees and partners in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

                  (e) In the event of any disagreement or lack of agreement between SNH and CLJ of which the Escrow Agent has knowledge, resulting or which might result in adverse claims or demands with respect to the Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any claims or demands on it with respect thereto until such matter shall be resolved, and in so refusing, the Escrow Agent may elect to make no delivery or other disposition of the Escrow Fund, and in so doing the Escrow Agent shall not be or become liable in any way to either SNH or CLJ for its failure or refusal to comply with such claims or demands, and it shall be entitled to continue so to refrain from acting, and so to refuse to act, until all such claims or demands (i) shall have been finally determined by a court of competent jurisdiction, or (ii) shall have been resolved by the agreement of SNH and CLJ and the Escrow Agent shall have been notified thereof in writing.

                  (f) The Escrow Agent may resign at any time upon giving ten
(10) days' notice to SNH and CLJ and may appoint a successor escrow agent hereunder so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement and shall be acceptable to SNH and CLJ. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor escrow agent agrees to be bound by the terms of this Escrow Agreement.

         SECTION 7. NO REPRESENTATIONS BY ESCROW AGENT. The Escrow Agent makes no representation as to the validity, value, genuineness, negotiability or collectibility of any security or other document or instrument held by or delivered to or by it.

         SECTION 8. OBLIGATIONS OF ESCROW AGENT. The Escrow Agent shall be under no obligation to institute or defend any actions, suits or legal proceedings in connection herewith or take any other action likely to involve it in expense unless first indemnified to its reasonable satisfaction.

         SECTION 9. EXPENSES. The reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Escrow Agent in the performance of its duties hereunder shall be reimbursed one-half by CLJ and one-half by SNH. Such reimbursement for out-of-pocket expenses shall be made by cash payment to the Escrow Agent from time to time upon its written request. The Escrow Agent shall have no right or lien with respect to the Escrow Fund for payment of such expenses. Except as otherwise herein or in the Agreement provided, each party shall pay its own expenses incident to the performance or enforcement of this Escrow Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Escrow Agreement. All parties recognize that the cost to enforce or defend by Escrow Agent could be significant since the venue is Maryland and they agree to pay all costs that the Escrow Agent may so incur, including reasonable attorney's fees.

         SECTION 10. [Intentionally Omitted].

         SECTION 11. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Escrow Agreement shall not be assignable by SNH or CLJ without the prior written consent of the other.

         Nothing in this Escrow Agreement expressed or implied is intended to or shall be construed to confer upon or create in any Person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Escrow Agreement.

         SECTION 12. SPECIFIC PERFORMANCE; OTHER RIGHTS AND REMEDIES. Each party recognizes and agrees that the other party's remedy at law for any breach of the provisions of this Escrow Agreement would be inadequate and agrees that for breach of such provisions, such party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Escrow Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting either party from pursuing any other remedies available to it for such breach or threatened breach, including without limitation the recovery of damages.

         SECTION 13 ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

         SECTION 14. WAIVERS; AMENDMENTS. Anything in this Escrow Agreement to the contrary notwithstanding, amendments to and modifications of this Escrow Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.

         SECTION 15. NOTICES. All notices and other communications which by any provision of this Escrow Agreement are required or permitted to be given shall be given in writing and shall be (a) sent by nationally recognized overnight courier service, (b) sent by facsimile confirmed by sending (by nationally recognized overnight courier service) written confirmation at substantially the same time, or (c) personally delivered to the receiving party. All such notices and communications shall be mailed, sent or delivered as follows:

         If to SNH, at:

                  Senior Housing Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attention: David J. Hegarty, President
                  Facsimile: 617-796-8349

         with a copy to (which shall not constitute notice):

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attention: Richard Teller
                  Facsimile: 617-338-2880

         If to CLJ, at:

                  c/o Crestline Capital Corporation.
                  6600 Rockledge Drive, Suite 600
                  Bethesda, Maryland  20817
                  Attn: Tracy M. J. Colden, Senior Vice President and General
                       Counsel
                  Facsimile: (240) 694-2040

         with a copy to (which shall not constitute notice):

                  c/o Crestline Capital Corporation.
                  6600 Rockledge Drive, Suite 600
                  Bethesda, Maryland  20817
                  Attn: Larry K. Harvey, Senior Vice President and Treasurer
                  Facsimile: (240) 694-2286
          with a copy to (which shall not constitute notice):

                  American Title Company (escrow agent)
                  6029 Belt Line Road Suite 250
                  Dallas, Texas 75254
                  Attn: Carole Badgett, Senior Vice President
                  Facsimile (972) 789-8029

or to such other person(s) or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         SECTION 16. SEVERABILITY. If any provision of this Escrow Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Escrow Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         SECTION 17. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto. In pleading or proving any provision of this Escrow Agreement, it shall not be necessary to produce more than one of such counterparts.

         SECTION 18. SECTION HEADINGS. The headings contained in this Escrow Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

         SECTION 19. GOVERNING LAW. This Escrow Agreement is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Maryland).

         SECTION 20. CONSENT TO JURISDICTION. To the extent permitted by applicable law, the parties absolutely and irrevocably consent and submit to the nonexclusive jurisdiction of the courts of the State of Maryland and of any federal court located in said jurisdiction in connection with any actions or proceedings brought against a party by any other party arising out of or relating to this escrow agreement and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each party hereby waives and agrees not to assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property, or (c) any such suit, action or proceeding is brought in an inconvenient forum in any such action or proceeding. To the fullest extent permitted by applicable law, each party hereby absolutely and irrevocably waives trial by jury.

         SECTION 21. LIMITATION OF SNH LIABILITY. The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

         SECTION 22. LIMITATION OF CLJ LIABILITY. No director, officer, shareholder, employee or agent of CLJ shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, CLJ or its Subsidiaries hereunder. All persons dealing with CLJ in any way shall look only to the assets of CLJ for the payment of any sum or the performance of any obligation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                           SENIOR HOUSING PROPERTIES TRUST

                           By:
                              -------------------------------------------------

                           CRESTLINE CAPITAL CORPORATION

                           By:
                              -------------------------------------------------

                           AMERICAN TITLE COMPANY, as Escrow Agent

                           By:
                              -------------------------------------------------

                                    EXHIBIT C

                                 PROMISSORY NOTE

$25,000,000                                                      [Closing Date]

         FOR VALUE RECEIVED, the undersigned, Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), hereby promises to pay to the order of Crestline Capital Corporation, a Maryland corporation ("CLJ"), on or before the earlier of (i) January 31, 2004 and (ii) the date the indebtedness under a Loan Agreement dated as of September 1, 1995 by and among FGI Financing I Corporation, Forum Ohio HealthCare, Inc. and Nomura Asset Capital Corporation is repaid in full (the "Maturity Date"), the principal amount of Twenty-Five Million Dollars ($25,000,000) with interest (computed on the basis of a 360 day year and twelve 30 day months) on the unpaid principal hereof outstanding from time to time at the annual rate of 10% ("Interest").

         In addition to all other rights contained in this promissory note (this "Note"), if any Event of Default (as defined herein) occurs and as long as an Event of Default continues, all obligations of SNH under this Note shall bear interest at the annual rate of Interest plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the entire obligation or any judgment thereon is paid in full.

         Payments of principal of and interest on this Note shall be made to CLJ at 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817, or to such other address as CLJ may direct by written notice to SNH. Payments of principal of and interest on this Note shall be made in lawful money of the United States of America.

         This Note will rank not less than pari passu in priority of payment with all other outstanding indebtedness for borrowed money of SNH, present or future, except indebtedness for borrowed money which is preferred as a result of being secured or as a matter of law.

         1. PAYMENT.

         1.1 PRINCIPAL AND INTEREST PAYMENT. Interest on this Note shall be payable by SNH in arrears in equal installments of ninety days' Interest on the last days of March, June, September and December each year. The principal of this Note shall be paid by SNH in its entirety, together with any interest accrued and unpaid thereon, on the Maturity Date.

         1.2 PREPAYMENT. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty.

         1.3 APPLICATION OF PAYMENTS. All payments received on this Note shall be applied in the following order: first, to pay all costs of collection of the holder; then, to pay all accrued and unpaid Interest; and lastly to reduce the outstanding principal balance of the Note.

         1.4 LATE CHARGE. If any payments are not timely made, SNH shall also pay a late charge equal to 5% of each payment past due for 15 or more days.

         1.5 CERTIFICATE OF BORROWER. If at the time of any payment of Interest SNH does not have public stockholders, then together with such payment, SNH shall provide a certificate from its chief financial officer which states that no Event of Default (as defined below) has occurred.

         2. DEFAULT.

         2.1 EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall have occurred:

                  (a) SNH fails to pay any installment of Interest on this Note when the same shall become due and payable which failure continues for 5 days after notice from CLJ or fails to pay the principal of this Note when and as the same shall become due and payable;

                  (b) SNH defaults in the payment of interest on or the principal of any indebtedness for borrowed money, the outstanding principal amount of which exceeds $10,000,000, beyond any period of grace provided with respect thereto;

                  (c) The dissolution of, termination of existence of, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against SNH; or

                  (d) The sale of substantially all of the business or assets of SNH or any merger or consolidation of SNH with or into another entity, where the purchaser or surviving entity has a net worth, determined in accordance with generally accepted accounting principles of less than $50,000,000, without the prior written consent of CLJ;

then the unpaid balance of the principal of this Note, together with all interest accrued thereon shall become immediately due and payable without presentation, protest or notice of any kind.

         2.2 WAIVER BY SNH. To the fullest extent permitted by applicable law, SNH hereby absolutely and irrevocably waives presentment, demand, notice, protest, and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note.

         2.3 COSTS AND EXPENSES OF COLLECTION. SNH covenants and agrees that if default be made in any payment of principal of or interest on this Note, it will pay to CLJ, such further amount as shall be sufficient to cover all costs and expenses of collection, including reasonable attorneys' fees.

         3. MISCELLANEOUS PROVISIONS.

         3.1 GOVERNING LAW. This Note is to be construed and enforced in accordance with, and the rights of SNH and CLJ shall be governed by, the law of the State of Maryland (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Maryland).

         3.2 NOTICES. All notices, communications and deliveries required or permitted by this Note shall be made in writing signed by the party making the same, shall be effective upon receipt and shall be delivered by telecopy, by hand, by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or by an overnight express delivery service, as follows:

         To SNH:

                  Senior Housing Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn: David J. Hegarty, President and Chief Operating Officer Telecopy No.: (617) 796-8349

         with a copy to (which shall not constitute notice):

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn: Richard Teller
                  Telecopy No.: (617) 338-2880

         To CLJ:

                  c/o Crestline Capital Corporation
                  6600 Rockledge Drive, Suite 600
                  Bethesda, Maryland  20817
                  Attn: Tracy M. J. Colden, Senior Vice President and
                      General Counsel
                  Telecopy No.: (240) 694-2040

         with a copy to (which shall not constitute notice):

                  c/o Crestline Capital Corporation
                  6600 Rockledge Drive, Suite 600
                  Bethesda, Maryland  20817
                  Attn: Larry K. Harvey, Senior Vice President and Treasurer Telecopy No.: (240) 694-2286

or to such other representative or at such other address of a party as such party may furnish to the other party by notice similarly given.

         3.3 SNH LIMITATION OF LIABILITY. The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

         EXECUTED under seal as of the date first above written.

                          SENIOR HOUSING PROPERTIES TRUST

                          By:
                             --------------------------------------------------

                                   EXHIBIT D

                            TAX ALLOCATION AGREEMENT


     TAX ALLOCATION AGREEMENT, dated as of _________, 2001, among Crestline Capital Corporation, a Maryland corporation, and any successor thereto ("CLJ"), Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), CSL Group, Inc., an Indiana corporation, and any successor thereto ("CSL"), and their respective direct and indirect subsidiaries and affiliates. References herein to a "party" (or "parties") to this Agreement shall refer to CLJ, SNH, CSL, and where appropriate and the context so requires, their direct and indirect subsidiaries and affiliates. Any capitalized term not defined herein has the meaning given to it in the Stock Purchase Agreement.

     WHEREAS, CLJ and its subsidiaries, including CSL and its subsidiaries, have joined in filing consolidated federal Tax Returns and certain consolidated, combined or unitary state, local or foreign Tax Returns;

     WHEREAS, Host Marriott Corporation, a Delaware corporation ("Host Marriott"), pursuant to a Distribution Agreement dated as of December 28, 1998 (the "Distribution Agreement"), distributed approximately 93.6% of the outstanding common stock in CLJ on a PRO RATA basis to its stockholders (the "Distribution");

     WHEREAS, in connection with the Distribution Agreement, Host Marriott and CLJ entered into a Tax Sharing Agreement dated as of December 28, 1998 (the "HM/CLJ Tax Sharing Agreement"), providing for allocations of and indemnifications with respect to certain liabilities for Taxes of Host Marriott and its subsidiaries and of CLJ and its subsidiaries;

     WHEREAS, in Section 3.(e) of the HM/CLJ Tax Sharing Agreement, CLJ was assigned certain rights arising under a Tax Matters Agreement dated as of June 21, 1997 among Host

Marriott, Marriott International, Inc. ("MII"), Marriott Senior Living Services, Inc. ("Services"), HMC Senior Communities, Inc. and Forum Group, Inc. (the "Forum/MI Tax Matters Agreement");

     WHEREAS, SNH, CLJ and CSL have entered into that certain Stock Purchase Agreement, dated as of August __, 2001 (the "Stock Purchase Agreement"), pursuant to which SNH through an acquisition subsidiary will acquire 100% of the capital stock of CSL and all of the outstanding equity securities of CCC Boynton Beach, Inc. and of CCC Senior Living Corporation; and

     WHEREAS, the parties hereto wish to provide for (i) allocations of, and indemnifications against, certain liabilities for Taxes, including Income Taxes and Other Taxes, (ii) the preparation and filing of Tax Returns on a basis consistent with prior practice and the payment of Taxes with respect thereto, and (iii) certain related matters;

     NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

1. DEFINITIONS.

     When used herein the following terms shall have the following meanings:

     "Acquired Companies" -- as defined in Section 1.1 of the Stock Purchase Agreement.

     "Affiliate" -- with respect to any corporation, partnership, limited liability company, business trust or other entity (the "given entity"), (i) each person, corporation, partnership, limited liability company, business trust or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the given entity, provided that neither Host Marriott nor any subsidiary of Host Marriott shall be considered an Affiliate of any party hereto, (ii) each corporation, partnership, limited liability company, business trust or other entity in which the given entity owns, directly or indirectly, through one or more intermediaries, at least 50% of the value of all outstanding equity interests, (iii) any partnership or limited liability company in which the given entity is the sole general partner or the sole managing member, or (iv) any successor of any of the above. For purposes of this definition, "control" means the possession, directly or indirectly, of (i) 50% or more of the voting power or value of outstanding equity interests, or (ii) the power to direct or cause the direction of the management of an entity, whether by contract or otherwise.

     "Affiliated Group" -- an affiliated group of corporations within the meaning of Code Section 1504(a) for the Taxable Period or, for purposes of any state, local or foreign income tax matters, any consolidated, combined or unitary group of corporations within the meaning of the corresponding provisions of Tax law for the jurisdiction in question.

     "CLJ" -- as defined in the preamble to this Agreement.

     "CLJ Group" -- CLJ and each corporation that joins with CLJ in filing a consolidated federal income tax return for CLJ's Taxable Period that includes the Closing Date. For purposes of this Agreement, the CLJ Group shall exist from the beginning of the day immediately after the Closing Date and shall exclude any Acquired Company with respect to the period after the Closing Date.

     "CLJ Member" -- a corporation that was immediately before the Transaction a Pre-Closing Member and is a member of the CLJ Group at the beginning of the day immediately after the Closing Date.

     "CLJ Party" -- CLJ, each CLJ Member, and each Affiliate of CLJ or of a CLJ Member, where affiliation is determined after the Closing Date.

     "Closing Date" -- the date on which the Transaction closes, as defined in the Stock Purchase Agreement.

     "Code" -- the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the Taxable Year in question.

     "Combined Jurisdiction" -- for any Taxable Period, any state, local or foreign jurisdiction in which CLJ or a CLJ Affiliate (other than an Acquired Company) is included in a consolidated, combined, unitary or similar return with any Acquired Company for state, local or foreign Tax purposes.

     "CSL" -- as defined in the preamble to this Agreement.

     "Distribution" -- as defined in the preamble to this Agreement.

     "Distribution Agreement" -- as defined in the preamble to this Agreement.

     "Final Determination" -- (i) a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable;
(ii) a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or comparable agreements under the laws of other jurisdictions;
(iii) any other final settlement with the IRS or other Taxing Authority; (iv) the receipt of any refund; or (v) the expiration of an applicable statute of limitations.

     "Forum/MI Tax Matters Agreement" - as defined in the preamble to this Agreement.

     "Forum Tax Information" - as defined in the HM/CLJ Tax Sharing Agreement.

     "HM/CLJ Tax Sharing Agreement" - as defined in the preamble to this Agreement.

     "Host Marriott" - as defined in the preamble to this Agreement.

     "Host Marriott Entity" or "Host Marriott Entities" - each or all of Host Marriott and every Affiliate of Host Marriott immediately prior to the Distribution.

     "Host Marriott Taxes" - any Taxes imposed upon or with respect to any Host Marriott Entity (including Taxes so imposed under the terms of the Forum/MI Tax Matters Agreement) for any Pre-Closing Taxable Period ending before, on or including the Distribution Date, excluding all Taxes allocable to CLJ or any of its Affiliates (including the Acquired Companies) under the terms of the HM/CLJ Tax Sharing Agreement.

     "Host Marriott Tax Information" - any information relating or pertaining to any Host Marriott Entity for any Pre-Closing Taxable Period ending before, on or including the Distribution Date, but excluding (i) any such information in the possession of CLJ, or in the possession of any Affiliate controlled by CLJ, or in the possession of any of the Acquired Companies, on or before the Closing Date, and (ii) any such information that is in, or may come into, the possession of CLJ or any then Affiliate of CLJ at any time after the Closing Date.

     "Host Marriott Tax Return(s)" - any Tax Returns required to be filed by or with respect to any Host Marriott Entity for any Pre-Closing Taxable Period ending before, on or including the Distribution Date, excluding all Tax Returns which CLJ is responsible for preparing or filing under the terms of the HM/CLJ Tax Sharing Agreement.

     "Income Tax(es)" -- with respect to any entity, any and all Taxes based upon or measured by net income, gross income, gross receipts or alternative minimum taxable income, regardless of whether denominated an "income tax," a "franchise tax," or otherwise, imposed by any

Taxing Authority, whether any such tax is imposed directly or through withholding or otherwise, together with any interest thereon and any related penalty, addition to tax or additional amount.

     "Income Tax Attribute" - any deduction, loss, adjustment, or other tax item or attribute, other than an Income Tax Credit, that can be used by a taxpayer to reduce its taxable income for purposes of determining its Income Tax liability (assuming for these purposes that the taxpayer has sufficient taxable income to fully utilize the deduction, loss or other tax attribute).

     "Income Tax Credit" - any credit, including without limitation any investment tax credit, foreign tax credit, targeted jobs credit, research and development credit, alternative minimum tax credit, or other credit, that can be used by a taxpayer to reduce its Income Tax liability (assuming for these purposes that the taxpayer has sufficient liability for Income Taxes to fully utilize the credits).

     "Information Return(s)" -- with respect to any entity, any and all reports, returns, declarations or other filings (other than Tax Returns) required to be supplied to any Tax Authority.

     "IRS" -- the United States Internal Revenue Service.

     "MII" - as defined in the preamble to this Agreement.

     "Other Tax(es)" -- with respect to any entity, any license, business privilege, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including under Code Section 59A), customs duties, franchise, social security, unemployment, disability, real property, personal property, intangibles, sales, use, transfer, registration, value added, add-on minimum, or other tax of any kind whatsoever, whether any such tax is imposed directly or through withholding or otherwise, together with any interest thereon and any related penalty, addition to tax or additional amount, provided, however, that the term "Other Tax(es)" shall not include Income Tax(es) and shall not include Transfer Taxes the responsibility for which is allocated in Section 9.6 of the Stock Purchase Agreement.

     "Overdue Rate" -- a rate of interest per annum that equals the prime rate, as reported in the Wall Street Journal for the period in which the Overdue Rate is applicable, plus 2.00%.

     "Post-Closing Straddle Period" -- with respect to any party's Straddle Period, the period beginning on the day immediately after the Closing Date and ending on the last day of the party's Taxable Year in which the Closing Date occurs.

     "Post-Closing Taxable Period" -- a party's Taxable Year that begins on or after the day immediately after the Closing Date.

     "Pre-Closing Affiliate" -- any Affiliate of any Pre-Closing Member, where affiliation is determined for all periods before the Closing Date.

     "Pre-Closing Group" -- CLJ and each corporation (including any Acquired Company) that joins with CLJ in filing a consolidated federal income tax return for CLJ's Taxable Period that includes the Closing Date. For purposes of this Agreement, the Pre-Closing Group shall terminate at the close of business on the Closing Date (except as otherwise provided in this Agreement).

     "Pre-Closing Member" -- a corporation (including any Acquired Company) that was a member of the Pre-Closing Group.

     "Pre-Closing Straddle Period" -- with respect to any party's Straddle Period, the period beginning on the first day of such Taxable Year and ending on the close of business on the Closing Date.

     "Pre-Closing Taxable Period" -- a party's Taxable Year that ends at or before the close of business on the Closing Date.

     "Representative" -- with respect to any person or entity, any of such person's or entity's directors, officers, employees, agents, consultants, accountants, attorneys and other advisors.

     "Services" - as defined in the preamble to this Agreement.

     "SNH Party" -- SNH and any Affiliate of SNH, where affiliation is determined after the Closing Date.

     "Stock Purchase Agreement" -- as defined in the preamble to this Agreement.

     "Straddle Period" -- any party's Taxable Year beginning before and ending after the close of business on the Closing Date.

     "Tax(es)" -- collectively, Income Tax(es) and Other Tax(es).

     "Taxable Period" -- a party's Pre-Closing Taxable Period, Post-Closing Taxable Period or Straddle Period.

     "Taxable Year" -- a party's taxable year (which may be shorter than a full calendar or fiscal year), year of assessment or similar period with respect to which any Tax may be imposed.

     "Tax Benefit(s)" -- (i) in the case of an Income Tax Attribute, the sum of
(a) the amount of the Income Tax Attribute multiplied by the sum of (x) if the Income Tax Attribute relates to a federal income Tax Return, the highest federal corporate Income Tax rate, and if the Income Tax Attribute does not relate to a federal income Tax Return, zero, and (y) highest applicable state corporate Income Tax rate, and (b) any interest received with respect to any related Tax refund or otherwise credited to the party that used the Income Tax Attribute;
(ii) in the case of an

Income Tax Credit, 100% of the amount of the Income Tax Credit, plus any interest received with respect to any related Tax refund or otherwise credited to the party that used the Income Tax Credit; and (iii) in the case of any Other Tax, the amount by which the Tax liability of a corporation or other entity is actually reduced for any Taxable Period, plus any interest received with respect to any related Tax refund or otherwise credited to such corporation or entity.

     "Taxing Authority" -- the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

     "Tax Practices" -- the most recently applied policies, procedures and practices employed by CLJ or the Pre-Closing Group in the preparation and filing of, and positions taken on, any Tax Returns of CLJ or any Pre-Closing Member or Pre-Closing Affiliate for any Pre-Closing Taxable Period.

     "Tax Return(s)" -- all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed with a Taxing Authority in connection with, the payments or refund of any Tax for any Taxable Period.

     "Transaction" -- the transactions contemplated by the Stock Purchase Agreement to occur at Closing.

     "Transfer Taxes" -- as defined in Section 1.1 of the Stock Purchase Agreement.

2. OBLIGATIONS, RESPONSIBILITIES AND RIGHTS OF CLJ, CSL AND SNH.

     (a)  Preparation and Filing of Tax Returns

          (i) BY CLJ. Except for any Host Marriott Tax Return(s), CLJ shall prepare and timely file (or cause to be prepared and timely filed):

               (A) all Tax Returns and Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate that are required to be filed on or before the Closing Date;

               (B) all Tax Returns and Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate for Pre-Closing Taxable Periods of the Acquired Companies that are not required to be filed on or before the Closing Date including, without limitation, CLJ's consolidated federal Income Tax Return for its Taxable Year that includes the Closing Date;

               (C) except as provided in Section 2(a)(ii)(A), all Tax Returns and Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate for Taxable Years of the Acquired Companies that include any Pre-Closing Straddle Periods;

               (D) except as provided in Section 2(a)(ii)(A), all state and local Tax Returns and state and local Information Returns of the Pre-Closing Group, any Pre-Closing Member and any Pre-Closing Affiliate for Straddle Periods of the Acquired Companies (for these purposes, the Pre-Closing Group shall be deemed to exist for each such Straddle Period and, to the extent not prohibited by applicable law, such state and local Tax Returns and state and local Information Returns shall be filed by treating each such Straddle Period as a single Taxable Year);

               (E) except as provided in Section 2(a)(ii)(A), all Tax Returns and Information Returns of CLJ, the CLJ Group, any CLJ Member, and any then Affiliate of any CLJ Member for all of their Straddle Periods and all of their Post-Closing Taxable Periods; and

               (F) all Tax Returns and Information Returns not otherwise required to be filed by CLJ pursuant to paragraphs (A), (B),
                    (C), (D) or (E) of this Section 2(a)(i) or by SNH pursuant to Section 2(a)(ii).

          (ii) BY SNH. SNH shall prepare and timely file or shall cause to be prepared and timely filed:


               (A) all Tax Returns and Information Returns of the SNH Parties for all Straddle Periods of the Acquired Companies except in any case that a jurisdiction requires or permits the filing of a Tax Return or Information Return for a Straddle Period of the Acquired Company that includes both one or more SNH Parties and one or more CLJ Parties, unless SNH has notified CLJ at least ninety (90) days before the initial due date of such return that SNH will file such Tax Return or Information Return, which notification, in the case of a Tax Return or Information Return the inclusion in which of any CLJ Party is permitted but not required, shall specify whether SNH will include any such CLJ Party in such return.

               (B) any federal Income Tax Return reporting income of any Acquired Company for its Post-Closing Taxable Period beginning on the first day immediately following the Closing Date;

               (C) all other Tax Returns and Information Returns for the SNH Parties for any of their Post-Closing Taxable Periods beginning on the first day immediately following the Closing Date; and

               (D) all Tax Returns and Information Returns of the SNH Parties for any of their Post-Closing Taxable Periods (including without limitation the Post-Closing Taxable Periods described in Sections 2(a)(ii)(B) and (C), above).

     (b) PROVISION OF FILING INFORMATION. With respect to any matter directly related to any Acquired Company, or any Tax Return or Information Return that is to be filed by any SNH Party or CLJ Party, each party to this Agreement shall cooperate and assist the other party in connection with the preparation and filing of all Tax Returns and Information Returns that are required to be filed by a specified party pursuant to Section 2(a), including providing the party required to file such Tax Returns and Information Returns with (i) all necessary filing information in a manner consistent with past Tax Practices (whether or not a Tax Return or Information Return has previously been filed with respect to any Acquired Company) and (ii) all other information reasonably requested in connection with the preparation of such Tax Returns and Information Returns by the party responsible for preparing and filing such returns, in each case promptly after such request (which shall be within fourteen (14) days after such request or, if not within such fourteen-day period, as soon as possible thereafter using all commercially reasonable efforts) and to the extent such information is in the possession of the party from which it is requested or can be obtained by the party for which it is requested with commercially reasonable efforts by that party. CLJ and SNH agree that (a) within 60 days after the Closing Date, CLJ shall provide SNH with all records, schedules, data, work product and other information then in the possession of CLJ (or any Affiliate of CLJ) that represent work done as of such date relating to the preparation of consolidated tax basis balance sheets for the Acquired Companies as of the Closing Date, (b) from and after 60 days after the Closing Date, CLJ shall provide SNH, within 14 days after SNH's request, any information in the possession of CLJ or its Affiliates reasonably deemed necessary by SNH (or SNH's Representative) to complete such consolidated tax basis balance sheets, and (c) CLJ shall assist, and cooperate with, SNH (or SNH's Representative) during the preparation of such consolidated tax basis balance sheets. Notwithstanding anything in this Section 2(b) to the contrary, CLJ shall not have any responsibility to provide to any SNH Party any Host Marriott Tax Information or Forum Tax Information, which information the SNH Parties shall seek directly from Host Marriott to the extent provided for in the Host Marriott Tax Matters Agreement (or from MII and Services pursuant to the Forum/MI Tax Matters Agreement), provided, however, that at SNH's written request, CLJ agrees to cooperate in good faith with the SNH Parties in their efforts to obtain such Host Marriott Tax Information (or Forum Tax Information) pursuant to the terms of the HM/CLJ Tax Sharing Agreement and/or the Forum/MI Tax Matters Agreement.

     (c) TAXABLE YEAR. SNH and CLJ agree that, for all Tax purposes, (i) for the Pre-Closing Taxable Period of each Acquired Company that ends at the close of business on the Closing Date and for any other Pre-Closing Taxable Periods of each Acquired Company commencing after the Distribution Date, each Acquired Company shall be included in the consolidated federal Income Tax Return of the Pre-Closing Group for the Taxable Year that includes such Pre-Closing Taxable Period, subject to the "next day" rule set forth in Treas. Reg. Sec. 1.1502-76(b)(1)(ii)(B) (and, to the extent permitted by law and Section 2(a) hereof, in all corresponding consolidated, combined or unitary state or other Income Tax Returns of the Pre-Closing Group, to the extent the Pre-Closing Group (or a portion of such group) previously filed or elected to file such consolidated, combined or unitary state or other Income Tax Returns) and (ii) each Acquired Company shall either begin a new Taxable Year for purposes of such federal income and, to the extent permitted by law, state or other Taxes, on the day immediately after the Closing Date or, in any such case, beginning on such day as such Acquired Company or its income shall be included in a Tax Return of SNH. The parties further agree that, to the extent permitted by applicable law, all federal, state or other Tax Returns (including Income Tax Returns and Other Tax Returns) and all Information Returns shall be filed consistently with this position; provided, however, that with respect to any Acquired Company that was taxed as a partnership for federal tax purposes, solely for purposes of determining the

          Taxable Period to which the Acquired Company's items of income, deduction, expense, loss, credit or other tax attributes are to be allocated, any Acquired Company that owns an interest in such Acquired Company shall be treated as selling or exchanging its entire interest in such Acquired Company immediately before the Closing and acquiring such interest at the beginning of the day immediately following the Closing Date, under the principles set forth in Treas. Reg. Sec. 1.1502-76(b)(2)(vi).

     (d)  STRADDLE PERIOD TAXES.

          (i) For purposes of this Agreement, pursuant to Sections 2(a)(ii)(B) and 2(c), federal Income Taxes for SNH and any Acquired Company will not be reported in any Straddle Period or allocated pursuant to this Section 2(d).

          (ii) For purposes of this Agreement, Taxes of an Acquired Company (other than federal Income Taxes) for any Straddle Period of an Acquired Company shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period in the following manner: (A) state and local Income Taxes shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period based on the actual liability for Income Taxes of the Acquired Company after closing the books of the Acquired Company at the close of business on the Closing Date in a manner consistent with the reporting of federal taxable income pursuant to Sections 2(a)(ii)(B) and 2(c), and further taking into account SNH's status as a "real estate investment trust" under the Code and the provisions of Section 856(i) of the Code, and other federal or state and local provisions concerning the Tax status of any SNH Party; and (B) Other Taxes shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period on the basis of the actual transactions, events or activities (including, if applicable, days elapsed) that give rise to or create liability for such Other Taxes, and based on the periods with respect to which any Other Taxes that are imposed for the privilege of doing business may relate.

          (iii) SNH shall pay to CLJ, within fourteen (14) days after receipt of an executed Straddle Period Tax Return that has been prepared and filed by or on behalf of CLJ pursuant to Section 2(a)(i), the excess of (A) any amount allocated to any Acquired Company for its Post-Closing Straddle Period (based on the amount of Tax shown on such Tax Return, allocated as provided in Section 2(d)(ii)) plus any amount allocated to all SNH Parties that are not Acquired Companies on such Tax Return over (B) the amount of any estimated taxes previously paid by or on behalf of any SNH Party after the Closing to the relevant Taxing Authority with respect to such Tax with respect to the applicable Taxable Period. CLJ shall pay to SNH, within fourteen (14) days after receipt of an executed Straddle Period Tax Return that has been prepared and filed by or on behalf of SNH pursuant to Section 2(a)(ii), the excess of (A) any amount allocated to any Acquired Company for the Pre-Closing Straddle Period (based on the amount of Tax shown on such Tax Return, allocated as provided in
                Section 2(d)(ii)) plus any amount allocated to all CLJ Parties on such Tax

                Return over (B) the amount of any estimated Taxes previously paid by or on behalf of any Pre-Closing Member or Pre-Closing Affiliate to the relevant Taxing Authority with respect to such Tax with respect to the applicable Taxable Period.

     (e) PAYMENT OF TAXES. CLJ shall pay (i) all Taxes (other than Host Marriott Taxes) shown to be due and payable on all Tax Returns filed by CLJ pursuant to Section 2(a)(i) hereof (except for any Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period under Section 2(d)(ii) or to an SNH Party that is not an Acquired Company, which Taxes shall be paid by SNH or CSL in the manner set forth in Section 2(d)(iii)), (ii) all Taxes (other than Host Marriott Taxes) that shall thereafter become due and payable with respect to all Tax Returns filed pursuant to Section 2(a)(i) for the applicable Taxable Periods as a result of a Final Determination (except for any Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period under Section 2(d)(ii) or to an SNH Party that is not an Acquired Company, which Taxes shall be paid by SNH or CSL in the manner set forth in Section 2(d)(iii)), (iii) all Taxes that are allocable to any Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii) in the manner set forth in
          Section 2(d)(iii), and (iv) all Transfer Taxes for which CLJ is responsible under Section 9.6 of the Stock Purchase Agreement. SNH or CSL shall pay (i) all Taxes attributable to all Tax Returns filed by SNH or CSL pursuant to Section 2(a)(ii) hereof (except for any Taxes that are allocable to any Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii) or to any CLJ Party, which Taxes shall be paid by CLJ in the manner set forth in Section 2(d)(iii)), including without limitation (a) federal Income Taxes of the SNH Parties for the Acquired Companies' Post-Closing Taxable Period beginning on the first day immediately following the Closing Date as contemplated by Section 2(d)(i) and (b) all other Taxes of the SNH Parties for any of their Post-Closing Taxable Periods beginning on the first day immediately following the Closing Date, (ii) all Taxes that are allocable to any Acquired Company for its Post-Closing Straddle Period under Sections 2(d)(ii) in the manner set forth in Section 2(d)(iii), and (iii) all Transfer Taxes for which SNH is responsible under Section 9.6 of the Stock Purchase Agreement.

     (f) AMENDMENTS TO TAX RETURNS. No Tax Returns or Information Returns for any Pre-Closing Taxable Period or Straddle Period of any Acquired Company filed by CLJ or SNH may be amended without the consent of CLJ and SNH, which in each case shall not be unreasonably withheld; provided, however, that (i) SNH shall not be considered unreasonable in withholding such consent if such amendment would result in an increase in a Tax liability for which the SNH Parties have responsibility under this Agreement or would cause a material risk that SNH shall fail to qualify as a "real estate investment trust" under the Code (unless CLJ agrees to pay the SNH Parties an amount equal to the amount of such increase or to indemnify the SNH Parties for such failure to qualify, in which case a failure to consent will be considered unreasonable), (ii) CLJ shall not be considered unreasonable in withholding such consent if such amendment would result in an increase in a Tax liability for which CLJ has responsibility under this Agreement (unless SNH or CSL agrees to pay CLJ an amount equal to the amount of such increase, in which case a failure to consent will be considered unreasonable), (iii) CLJ shall not be required to seek the consent of SNH if such amendment would not result in any adjustment to any Income Tax Attributes or Income Tax Credits, would not result in any increase in the Tax liability of any SNH Party for each Post-Closing Straddle Period and Post-Closing Taxable Period, and would not create any material risk that SNH shall fail to qualify as a "real estate investment trust" under the Code.

     (g)  REFUNDS OF TAXES.

          (i) CLJ shall be entitled to (a) any refund of Taxes and any Tax Benefits realized as a result of a Final Determination with respect to all Tax Returns filed by (or caused to be prepared and filed by) CLJ pursuant to Section 2(a)(i) (except that the SNH Parties shall be entitled to any refund of, or Tax Benefit related to, any Taxes that are allocable to any Acquired Company for its Post-Closing Straddle Period under Section 2(d)(ii) or to any SNH Party that is not an Acquired Company) and (b) any refund of, and any Tax Benefit related to, any Taxes that are allocable to an Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii). The SNH Parties shall be entitled to (a) any refund of Taxes and any Tax Benefit realized as a result of a Final Determination with respect to all Tax Returns filed by (or caused to be prepared and filed by) any SNH Party pursuant to Section 2(a)(ii) (except that CLJ shall be entitled to any refund of, or Tax Benefit related to, any Taxes that are allocable to an Acquired Company for its Pre-Closing Straddle Period under Section 2(d)(ii) or to any CLJ Party) and (b) any refund of, and Tax Benefit related to, any Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period under Sections 2(d)(ii). Refunds attributable to a Tax Return shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period and among the parties to such Tax Return on a basis consistent with the method used to allocate the Tax liability for such Tax Return under this Agreement. Notwithstanding the above, if and to the extent any refund of Taxes or other Tax Benefit for any Pre-Closing Taxable Period is required to be paid to Host Marriott pursuant to the HM/CLJ Tax Sharing Agreement or otherwise, none of CLJ, SNH or CSL (nor any Affiliate of any of them) shall be entitled to such refund of Tax or Tax Benefit.

          (ii) If any CLJ Party receives a Tax refund or Tax Benefit to which any SNH Party is entitled pursuant to this Agreement, CLJ shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit (including any interest received thereon) to SNH within fourteen (14) days of the receipt thereof.

          (iii) If any SNH Party receives a Tax refund or Tax Benefit to which any CLJ Party is entitled pursuant to this Agreement, CSL or SNH shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit (including any interest received thereon) to CLJ within fourteen (14) days of the receipt thereof.

          (iv) Each party shall bear its own expenses with respect to the determination and receipt of any Tax refund or Tax Benefit under this Section 2(g). In the event any applicable Taxing Authority later seeks to recover or require the return of all or any portion of such a Tax refund, then for purposes of this Agreement (a) the resulting proceedings shall be treated as an effort by the applicable Taxing Authorities to collect Taxes with respect to the Taxable Period to which the Tax refund relates, (b) any such recovery or return shall be treated as the payment of additional Taxes with respect to the applicable Taxable Period, and (c) the responsibility of the parties shall be governed by the provisions of this Agreement that relate to Taxes for the applicable Taxable Period.

     (h) CARRYBACKS. None of SNH, CSL or CLJ shall file any carryback claim for federal Taxes or state, local or foreign Taxes in a Combined Jurisdiction for any SNH Party into a Pre-Closing Taxable Period without the prior written consent of CLJ and SNH.

     (i) CERTAIN DISTRIBUTIONS. The dividends or other distributions under Sections 5.8 and 6.3(i) of the Stock Purchase Agreement shall be treated by CLJ and SNH as "distributions" to CLJ for federal income tax purposes under Sections 301, 857(a)(2), and 857(d)(3) of the Code, and under Treasury Regulations 1.1502-13 and 1.1502-33. For federal (and, to the extent allowed under applicable law, state and local) income tax purposes, such dividends or other distributions shall not be treated by CLJ or SNH as part of the Purchase Price as defined under the Stock Purchase Agreement.

3. INDEMNIFICATION.

     (a)  BY CLJ

          (i) TAXES. CLJ shall indemnify and hold every SNH Party harmless from and against any and all (A) Taxes attributable to all Tax Returns filed (or required to be filed or caused to be prepared and filed) by CLJ pursuant to Section 2(a)(i), other than (i) Taxes that are allocable to an Acquired Company for its Post-Closing Straddle Period or to SNH under Section 2(d), (ii) Transfer Taxes for which SNH is responsible pursuant to Section
                9.6 of the Stock Purchase Agreement, and (iii) Taxes for which CLJ is entitled to indemnification under either the HM/CLJ Tax Sharing Agreement or the Forum/MI Tax Matters Agreement and has assigned to SNH its rights to such indemnification (whether pursuant to paragraph (d) of this section or otherwise), (B) Taxes attributable to or arising from the Transaction (other than Transfer Taxes for which SNH is responsible pursuant to
                Section 9.6 of the Stock Purchase Agreement), and (C) Taxes that are allocable to any CLJ Party under Section 2(d) (other than Transfer Taxes for which SNH is responsible pursuant to Section
                9.6 of the Stock Purchase Agreement).

          (ii) MEMBER LIABILITY. CLJ shall indemnify and hold every SNH Party harmless against each and every liability (a) under Treasury Regulation Section 1.1502-6 or any similar law, rule or regulation administered by any Taxing Authority, for Income Taxes of the Pre-Closing Group and any other Affiliated Group in which any Acquired Company has been a member at any time and (b) for Other Taxes of the Pre-Closing Group, Pre-Closing Members and Pre-Closing Affiliates, provided that CLJ shall not have any liability to any SNH Party under (a) or (b) for any Host Marriott Taxes or Taxes of MII or Services for which CLJ is entitled to indemnification under either the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement and has assigned to SNH its rights to such indemnification (whether pursuant to paragraph (d) of this section or otherwise).

     (b) BY SNH AND CSL. CSL and SNH shall jointly and severally indemnify and hold every CLJ Party harmless against (A) any and all Taxes attributable to all Tax Returns filed (or required to be filed or caused to be prepared and filed) by SNH pursuant to Section 2(a)(ii), other than Taxes that are allocable to any Acquired Company for its Pre-Closing Straddle Period or to a CLJ Party under Section 2(d), (B) any Taxes that are allocable to any SNH Party under Section 2(d), and
          (C) Transfer Taxes for which SNH is responsible pursuant to Section
          9.6 of the Stock Purchase Agreement.

     (c) CERTAIN REIMBURSEMENTS. SNH (or CLJ, as the case may be) shall notify CLJ (or SNH) of any Taxes paid by any SNH Party (or any CLJ Party) which are subject to indemnification under this Section 3. To the extent not otherwise provided in this Section 3, any notification contemplated by this Section 3(c) shall include a detailed calculation (including, if applicable, separate allocations of such Taxes between Pre-Closing Taxable Periods and Post-Closing Taxable Periods and Pre-

          Closing Straddle Periods and Post-Closing Straddle Periods and supporting work papers) and a brief explanation of the basis for indemnification hereunder. Whenever a notification described in this
          Section 3(c) is given, the notified party shall pay the amount requested in such notice to the notifying party in accordance with
          Section 4, but only to the extent that the notified party agrees with such request. To the extent the notified party disagrees with such request, it shall, within thirty (30) days, so notify the notifying party, whereupon the parties shall use their best efforts to resolve any such disagreement. Any payment made after such thirty-day period shall include interest at the Overdue Rate from the date such payment would have been made under Section 4 based upon the original notice given by the notifying party.

     (d) HM/CLJ TAX SHARING AGREEMENT AND FORUM/MI TAX MATTERS AGREEMENT. CLJ and CSL, on behalf of themselves and their Affiliates (i) represent that CLJ is a party to and entitled to the benefits of, the HM/CLJ Tax Sharing Agreement and is the assignee of Host Marriott and entitled to the benefits of the Forum Tax Matters Agreement; (ii) agree that, with respect to any Post-Closing Taxable Periods of an Acquired Company under this Agreement, CLJ (on behalf of itself and its Affiliates) hereby assigns to SNH its right, title and interest in the Forum Tax Matters Agreement and in the HM/CLJ Tax Sharing Agreement and the right to any and all payments for or with respect to any Host Marriott Taxes or any matter related to or arising out of the filing (or failure to file) of any Host Marriott Tax Return or otherwise related to the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement to the extent that such rights, obligations and payments relate to the Acquired Companies; (iii) agree that, with respect to Pre-Closing Taxable Periods of the Acquired Companies commencing after the Distribution Date, CLJ shall retain all rights and obligations under, and be entitled to any payments from Host Marriott, MII or Services arising from the HM/CLJ Tax Sharing Agreement or inuring to CLJ under the Forum Tax Matters Agreement;
          (iv) agree that, with respect to the Straddle Periods of the Acquired Companies, the rights and obligations under, and entitlement to payments from Host Marriott, MII or Services arising from the Host Marriott Tax Matters Agreement or inuring to CLJ under the Forum Tax Matters Agreement shall be allocated between CLJ and SNH in a manner consistent with the allocation and responsibility for the related Taxes with respect to such Straddle Periods under Section 2(d); (v) that with respect to the Pre-Closing Taxable Periods of the Acquired Companies, ending before, on, or including the Distribution Date, CLJ (on behalf of itself and its Affiliates) hereby assigns to SNH its right, title and interest in the Forum Tax Matters Agreement and in the HM/CLJ Tax Sharing Agreement and the right to any and all payments for or with respect to any Host Marriott Taxes or any matter related to or arising out of the filing (or failure to file) of any Host Marriott Tax Return or otherwise related to the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement; and (vi) agree that notwithstanding any other provision of this Agreement (but in any case preserving the tax representations and indemnifications therefor under the Stock Purchase Agreement as contemplated by Section 7), CLJ shall not in any event have any liability to any SNH Party for any Host Marriott Taxes or for Taxes of MII or

          Services, or for any matters related to or arising out of the filing (or failure to file) Host Marriott Tax Returns or the provision (or accuracy of) any Host Marriott Tax Information or Forum Tax Information, and that the sole recourse of the SNH Parties with respect to such matters shall be against Host Marriott, MII or Services as and to the extent provided in the HM/CLJ Tax Sharing Agreement or the Forum Tax Matters Agreement. CLJ, SNH and CSL agree to cooperate in good faith in asserting their respective rights, as set forth in this paragraph, against Host Marriott, MII or Services under the HM/CLJ Tax Sharing Agreement and the Forum Tax Matters Agreement.

4. METHOD, TIMING AND CHARACTER OF PAYMENTS REQUIRED BY THIS AGREEMENT.

     (a) PAYMENT IN IMMEDIATELY AVAILABLE FUNDS; INTEREST. All payments made pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided herein, any payment not made within fourteen (14) days of when due shall thereafter bear interest at the Overdue Rate from the date such payment was due.

     (b) CHARACTERIZATION OF PAYMENTS. Any payment (other than interest thereon) made hereunder by a CLJ Party to an SNH Party or by an SNH Party to CLJ shall be treated by all parties for Tax purposes to the extent permitted by law, and for accounting purposes to the extent permitted by generally accepted accounting principles, as a reimbursement and payment for the Tax liability to which such payment relates.

5. TAX RETURNS; COOPERATION; DOCUMENT RETENTION; CONFIDENTIALITY.

     (a) PROVISION OF COOPERATION, DOCUMENTS AND OTHER INFORMATION. Upon the reasonable request of any party to this Agreement, the parties agree that, with respect to any matter directly related to any SNH Party or any CLJ Party, or any matter directly related to any Affiliate controlled by any SNH Party or any CLJ Party, they shall provide (and shall cause their Affiliates to provide) the requesting party, promptly upon request, with such cooperation and assistance, access to documents, and other information, without charge, as may reasonably be requested by such party in connection with (i) the preparation and filing of any original or amended Tax Return, (ii) the conduct of any audit or other examination or any judicial or administrative proceeding involving Taxes or Tax Returns, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: (i) the prompt provision (which shall be within fourteen (14) days after a request or, if not within such fourteen-day period, as soon as possible thereafter using all commercially reasonable efforts) of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return; (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any audit, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations, with respect to Tax Returns which any party may be obligated to file (but for which the other party bears full or partial responsibility for Taxes) pursuant to Section 2(a); (iii) the prompt and timely filing of appropriate claims for refund; and (iv) the use of reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make reasonable efforts to make available its employees and facilities on a mutually convenient basis to facilitate such cooperation. Notwithstanding anything in this Section 5(a) to the contrary, CLJ shall not have any responsibility to provide any SNH Party any Host Marriott Tax Information (or Forum Tax Information), which information the SNH Parties shall seek directly from Host Marriott (or MII and Services) to the extent provided for in the HM/CLJ Tax Sharing Agreement (or in the Forum/MI Tax Matters Agreement), provided, however, that at the written request of an SNH Party, each CLJ Party agrees to cooperate in good faith with the SNH Parties in their effort to obtain such Host Marriott Tax Information (or Forum Tax Information) from Host Marriott (or MII and Services) pursuant to the terms of the Host Marriott Tax Matters Agreement (or the Forum/MI Tax Matters Agreement).

     (b) RETENTION OF BOOKS AND RECORDS. Each CLJ Party and each SNH Party shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations. The parties shall provide written notice of any intended destruction of the documents referred to in this subsection at least fourteen (14) days prior to the date of intended destruction. A party giving such a notification shall not dispose of any of the foregoing materials without first offering to transfer possession thereof to all notified parties. The parties agree that (i) SNH and CSL shall be deemed to own all Tax Returns and Information Returns relating to CSL and any Acquired Company, and all books, records, schedules, workpapers, and other documents relating thereto, and (ii) CLJ shall own all other Tax Returns and Information Returns, and the other related books, records, schedules, workpapers, and other documents relating thereto. Notwithstanding anything in this Section 5(b) to the contrary, none of the foregoing shall apply with respect to any Host Marriott Tax Information (or Forum Tax Information), and the exclusive rights of any SNH Party with respect to the Host Marriott Tax Information (or Forum Tax Information) shall be against Host Marriott (or MII and Services), provided, however, that at the written request of an SNH Party, CLJ agrees to cooperate in good faith with the SNH Parties in their effort to obtain such Host Marriott Tax Information from Host Marriott (or MII and Services) pursuant to the terms of the Host Marriott Tax Matters Agreement (or the Forum/MI Tax Matters Agreement).

     (c) STATUS AND OTHER INFORMATION REGARDING AUDITS AND LITIGATION. Each party shall use reasonable best efforts to keep the other party advised, as to the status of Tax audits and litigation involving any issue relating to any Taxes, Tax Returns or Tax Benefits subject to indemnification under this Agreement. To the extent relating to any such issue, each party shall promptly furnish the other party copies of any inquiries or requests for information from any Taxing Authority or any other administrative, judicial or other governmental authority, as well as copies of any revenue agent's report or similar report, notice of proposed adjustment or notice of deficiency.

     (d) CONFIDENTIALITY OF DOCUMENTS AND INFORMATION. Except as required by law or with the prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their Representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

6. CONTESTS AND AUDITS.

     (a) NOTIFICATION OF AUDITS OR DISPUTES. Upon the receipt by a party of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification by the other party hereunder, the party receiving notice shall notify the other party in writing within fourteen (14) days of the receipt of such notice. The failure of any party to make such notification to another party shall not affect in any respect the other party's right to indemnification hereunder unless, and only to the extent that, such other party can demonstrate that it was materially prejudiced by such failure.

     (b) CONTROL AND SETTLEMENT. Except as otherwise provided in this paragraph, each of SNH and CLJ shall have the right and obligation, at its own expense, to control, and to represent the interests of all affected taxpayers in, any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to any Tax Return or Information Return that is filed by such party under Section 2 (the "Filing Party"), and to employ counsel of its choice, at its own expense; provided, however, that, (a) with respect to such issues that may affect, directly or indirectly, the other party (the "Other Party") or an Affiliate thereof, the Filing Party (i) shall in good faith consult with the Other Party and counsel of the Other Party's choice as to the handling and disposition of such issues and (ii) shall not enter into any settlement that impacts, directly or indirectly, the Other Party or an Affiliate thereof without the prior written consent of the Other Party, which shall not be unreasonably withheld. The Other Party shall deliver to the Filing Party a written response to any written notification by the Filing Party of a proposed settlement within fourteen (14) days of the receipt by the other party of such notification. If the Other Party fails to so respond within such fourteen (14) day period, such Other Party shall be deemed to have consented to the proposed settlement. CLJ shall have no obligation with respect to any proceeding involving any Host Marriott Taxes or Host Marriott Tax Returns, except CLJ may elect to take control of any such proceeding (subject to the other provisions of this subparagraph (b)) to the extent (and only to the extent) that such proceeding involves Taxes for which CLJ is liable under this Agreement.

     (c) DELIVERY OF POWERS OF ATTORNEY AND OTHER DOCUMENTS. Each party shall execute and deliver to a Filing Party, promptly upon request, powers of attorney authorizing the Filing Party to extend statutes of limitations, receive refunds, negotiate settlements and take such other actions that are reasonably appropriate in the exercise of the Filing Party's control rights pursuant to
          Section 6(b), and any other documents reasonably necessary to effect the exercising of such control rights, consistent with the Other Party's rights of consultation and consent as set forth in Section 6(b).

7. OTHER AGREEMENTS. To the extent any provision in this Agreement conflicts with any provision of the Stock Purchase Agreement, the parties agree that the provisions of this Agreement shall govern, except (i) as contemplated in the provisions of this Agreement addressing Section 9.6 of the Stock Purchase Agreement, and (ii) the provisions of this Agreement shall not affect the Tax representations and rights resulting from the breach thereof contained in the Stock Purchase Agreement (with the understanding that any amounts actually paid, reimbursed, or indemnified for under this Agreement shall not be the subject of indemnification under the Stock Purchase Agreement to the extent there would be a duplication).

8. MISCELLANEOUS.

     (a) EFFECTIVENESS. This Agreement shall have no force or effect if the Transaction does not occur. If the Transaction occurs, this Agreement shall be effective from and after the Closing Date and shall survive until the expiration of any applicable statute of limitations (including any waivers and extensions thereof).

     (b) ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement terminates and supercedes any and all other sharing or allocation agreements with respect to Taxes in effect at the time of the Transaction that relate to the Pre-Closing Group and the Acquired Companies, but (i) shall not affect any such agreement to the extent applicable only among CLJ Parties, (ii) shall not affect the HM/CLJ Tax Sharing Agreement or the Forum/MI Tax Matters Agreement (which shall remain in effect, except that the rights and responsibilities of CLJ and CSL under the HM/CLJ Tax Sharing Agreement and the Forum/MI Tax Matters Agreement shall be allocated between CLJ and CSL as contemplated by this Agreement), and
          (iii) shall not affect the tax representations and indemnifications therefor under the Stock Purchase Agreement.

     (c) GUARANTEES OF PERFORMANCE. CLJ hereby guarantees the complete and prompt performance by each CLJ Party, of all of their obligations and undertakings pursuant to this Agreement. CSL and SNH hereby jointly and severally guarantee the complete and prompt performance by each other and by each SNH Party, of all of their obligations and undertakings pursuant to this Agreement.

     (d) SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     (e) INDULGENCES, ETC. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

     (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     (g) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement that are routine in nature shall be made in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the designated representative of the tax department of each party and confirmed by a way thereof directed to the general counsel of each party.

     (h) MODIFICATION OR AMENDMENT. This Agreement may be amended at any time by written agreement executed and delivered by duly authorized officers of SNH, CSL and CLJ.

     (i) SUCCESSORS AND ASSIGNS. A party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other party. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, and shall survive any acquisition, disposition or other corporate restructuring or transaction involving any party.

     (j) NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties to this Agreement and their respective Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

     (k) OTHER COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     (l) PREDECESSORS AND SUCCESSORS. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation, partnership, limited liability company, business trust, Affiliated Group, member of an Affiliated Group or other entity shall also include any predecessors or successors thereto, by operation of law or otherwise.

     (m)  TAX ELECTIONS. Except as provided in Section 6(b) or this paragraph,
          (i) nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Pre-Closing Group (including the election with respect to the calculation of earnings and profits under Code
          Section 1552 and the regulations thereunder), and (ii) CLJ shall continue to have discretion, reasonably exercised, to make any and all elections with respect to all members of the Pre-Closing Group for all of the Acquired Companies' Pre-Closing Taxable Periods or other Tax Periods for which it is obligated to file Tax Returns or Information Returns under Section 2(a)(i). Notwithstanding anything to the contrary in this Agreement, (i) CLJ agrees that it shall consult with SNH regarding, and shall obtain SNH's written consent (which shall not be unreasonably withheld) with respect to, all accounting methods adopted or used (including without limitation with respect to useful lives) in connection with any property of any Acquired Company, that is placed in service in 2001 or 2002 (and before the Closing Date),
          (ii) CLJ agrees to provide to SNH, not later than January 30, 2002 (or, if later, 30 days following the Closing Date), a report detailing all property of any Acquired Company placed in service in 2001 or 2002 (and before the Closing Date) (based on the information reasonably available to CLJ at the time such report is prepared), and the accounting methods proposed to be adopted or used with respect to such property, and to provide an update of such report not later than the last business day of every month thereafter, and to provide a final report, not later than six months following the Closing Date (the "Final Report"), detailing all property of the Acquired Companies that is placed in service in 2001 or 2002 (and before the Closing Date) and the accounting methods proposed to be adopted or used with respect to such property. If SNH does not respond in writing to the

          Final Report within twenty-one (21) days of receipt of such Final Report by SNH, SNH shall be deemed to have consented to the proposed accounting methods contained in the Final Report.

     (n) INJUNCTIONS. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches hereto and to enforce specifically the terms and provisions hereof in any court having jurisdiction; such remedy shall be in addition to any other remedy available at law or in equity.

     (o) FURTHER ASSURANCES. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

     (p) SETOFF. All payments to be made by any party under this Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

     (q) COSTS AND EXPENSES. Unless otherwise specifically provided herein, each party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

     (r) RULES OF CONSTRUCTION. Any ambiguities shall be resolved without regard to which party drafted the Agreement.

     (s) SNH LIMITATION OF LIABILITY. The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year above written.

                        CRESTLINE CAPITAL CORPORATION AND
                        SUBSIDIARIES AND AFFILIATES

                        By:      ________________________________
                        Name:    ________________________________
                        Title:   ________________________________

                        CSL GROUP, INC.
                        AND SUBSIDIARIES AND AFFILIATES

                        By:      ________________________________
                        Name:    ________________________________
                        Title:   ________________________________

                        SENIOR HOUSING PROPERTIES TRUST

                        By:____________________________________

                        By:____________________________________
                        Name: _________________________________
                        Title: __________________________________

                                    EXHIBIT E

The Master Lease, Consent to Sublease and Agreement, Membership Interest Pledge and Security Agreement, and Pledge and Security Agreement-Demand Note (Collateral Assignment of Demand Note, all dated as of April 30, 1999 will be amended as necessary, effective the Closing Date, to provide that:

1. The minimum tangible net worth (as defined in the Membership Interest Pledge and Security Agreement but amended to include, as an asset, the unamortized portion of the cash purchase price paid by CLJ for hotel management contracts then held by CLJ) of CLJ shall be not less than $30,000,000 ("Minimum Net Worth"); and

2. HPT consents to a reorganization, merger or sale of assets affecting CLJ, in which the resulting or surviving entity or purchaser A) is organized under the laws of and has its principal place of business in, a state of the United States or the District of Columbia, B) has a tangible net worth of not less than the Minimum Net Worth, C) is an experienced asset manager of hotel properties, D) is not a real estate investment trust or controlled by a real estate investment trust and E) is not controlled by convicted felons.

3. In the event of any reorganization, merger or sale of assets affecting CLJ, where the conditions set forth in Section 2 have not been met, then the modification set forth in Section 1 shall terminate (except that the definition of minimum tangible net worth shall continue to include, as an asset, the unamortized portion of the cash purchase price paid by CLJ for hotel management contracts then held by CLJ).